EXHIBIT 10.1








                          LOAN AND SECURITY AGREEMENT


                                 BY AND AMONG


                           THE BOMBAY COMPANY, INC.

                                      AND

             EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                 AS BORROWERS,


                    THE LENDERS THAT ARE SIGNATORIES HERETO

                                  AS LENDERS,

                                      AND

                        WELLS FARGO RETAIL FINANCE, LLC

                     AS ARRANGER AND ADMINISTRATIVE AGENT



                        DATED AS OF SEPTEMBER 29, 2004

                               TABLE OF CONTENTS



                                                                           Page







1.    DEFINITIONS AND CONSTRUCTION...........................................1

      1.1.  Definitions......................................................1

      1.2.  Accounting Terms................................................35

      1.3.  Code............................................................35

      1.4.  Construction....................................................35

      1.5.  Schedules and Exhibits..........................................36

2.    LOAN AND TERMS OF PAYMENT.............................................36

      2.1.  Revolver Advances...............................................36

      2.2.  Borrowing Procedures and Settlements............................38

      2.3.  Payments and Reductions.........................................50

      2.4.  Overadvances....................................................54

      2.5. Interest Rates, Letter of Credit Fee, Bankers' Acceptance Fee, Rates, Payments, and Calculations
            54

      2.6.  Cash Management.................................................57

      2.7.  Crediting Payments; Float Charge................................58

      2.8.  Designated Account..............................................59

      2.9.  Maintenance of Loan Account; Statements of Obligations..........60

      2.10. Fees............................................................60

      2.11. Credit Instruments..............................................60

      2.12. LIBOR Option....................................................66

      2.13. Capital Requirements............................................69

      2.14. Joint and Several Liability of U.S. Borrowers...................69

      2.15. Judgment Currency; Contractual Currency.........................72

3.    CONDITIONS; TERM OF AGREEMENT.........................................73

      3.1.  Conditions Precedent to the Initial Extension of Credit.........73

      3.2.  Reserved........................................................75

      3.3.  Conditions Precedent to all Extensions of Credit................76

      3.4.  Term............................................................76

      3.5.  Effect of Termination...........................................76

      3.6.  Early Termination by Borrowers..................................77

4.    CREATION OF SECURITY INTEREST.........................................77

      4.1.  Grant of Security Interest......................................77

      4.2.  Other Collateral................................................78

      4.3.  Collection of Accounts, General Intangibles, and Negotiable
            Collateral......................................................78

      4.4.  Authorization to File Financing Statements......................79

      4.5.  Power of Attorney...............................................79

      4.6.  Right to Inspect; Inventories, Appraisals and Audits,
            Environmental Assessments.......................................80

      4.7.  Control Agreements..............................................81

      4.8.  Grant of Non-Exclusive License..................................82

5.    REPRESENTATIONS AND WARRANTIES........................................82

      5.1.  No Encumbrances.................................................82

      5.2.  Accounts........................................................83

      5.3.  Eligible Inventory..............................................83

      5.4.  Location of Inventory...........................................83

      5.5.  Inventory Records...............................................83

      5.6. Jurisdiction of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number
            83

      5.7.  Due Organization and Qualification; Subsidiaries................84

      5.8.  Due Authorization; No Conflict..................................85

      5.9.  Litigation......................................................85

      5.10. No Material Adverse Change......................................86

      5.11. Fraudulent Transfer.............................................86

      5.12. Employee Benefits...............................................86

      5.13. Environmental Condition.........................................86

      5.14. Brokerage Fees..................................................87

      5.15. Intellectual Property...........................................87

      5.16. Leases..........................................................87

      5.17. Deposit Accounts................................................87

      5.18. Complete Disclosure.............................................87

      5.19. Credit Card Receipts............................................88

      5.20. Holding Company and Investment Company Acts.....................88

      5.21. Absence of Financing Statements, etc............................88

      5.22. Certain Transactions............................................88

      5.23. Regulations U and X.............................................88

      5.24. Labor Relations.................................................88

      5.25. Indebtedness....................................................89

      5.26. Payment of Taxes................................................89

      5.27. Foreign Assets Control Regulations, Etc.........................89

6.    AFFIRMATIVE COVENANTS.................................................89

      6.1.  Accounting System...............................................90

      6.2.  Collateral Reporting............................................90

      6.3.  Financial Statements, Reports, Certificates.....................90

      6.4.  Returns.........................................................92

      6.5.  Maintenance of Properties.......................................92

      6.6.  Taxes...........................................................93

      6.7.  Insurance.......................................................93

      6.8.  Location of Inventory...........................................93

      6.9.  Compliance with Laws............................................94

      6.10. Leases..........................................................94

      6.11. Existence.......................................................94

      6.12. Environmental...................................................94

      6.13. Disclosure Updates..............................................94

      6.14. Formation of Domestic Subsidiaries..............................95

      6.15. Additional Collateral Covenants.................................95

      6.16. Investment Proceeds, Etc........................................95

      6.17. Immediate Notice to Agent.......................................95

      6.18. Inactive Subsidiaries...........................................97

      6.19. Further Assurances..............................................97

7.    NEGATIVE COVENANTS....................................................97

      7.1.  Indebtedness....................................................97

      7.2.  Liens...........................................................98

      7.3.  Restrictions on Negative Pledges and Upstream Limitation........98

      7.4.  Restrictions on Fundamental Changes.............................99

      7.5.  Disposal of Assets; Sale and Leaseback..........................99

      7.6.  Change Name....................................................100

      7.7.  [Reserved.]....................................................100

      7.8.  Prepayments and Amendments.....................................100

      7.9.  Consignments...................................................100

      7.10. Distributions..................................................100

      7.11. Accounting Methods.............................................101

      7.12. Investments, Acquisitions......................................101

      7.13. Transactions with Affiliates...................................101

      7.14. Suspension.....................................................101

      7.15. Use of Proceeds................................................101

      7.16. Inventory with Bailees.........................................101

      7.17. Store Openings and Closings....................................102

      7.18. Securities Accounts............................................102

      7.19. Employee Benefit Plans.........................................102

      7.20. Deposit Accounts, Credit Card Agreements, etc..................102

      7.21. Minimum Availability...........................................103

8.    EVENTS OF DEFAULT....................................................103

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES...............................105

      9.1.  Rights and Remedies............................................105

      9.2.  Securities and Deposits........................................108

      9.3.  Standards for Exercising Rights and Remedies...................108

      9.4.  Remedies Cumulative............................................109

10.   TAXES AND EXPENSES...................................................109

11.   WAIVERS; INDEMNIFICATION.............................................110

      11.1. Demand; Protest; etc...........................................110

      11.2. The Lender Group's Liability for Collateral....................110

      11.3. Indemnification................................................110

12.   NOTICES..............................................................111

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...........................112

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...........................113

      14.1. Assignments and Participations.................................113

      14.2. Successors.....................................................116

15.   AMENDMENTS; WAIVERS..................................................117

      15.1. Amendments and Waivers.........................................117

      15.2. Replacement of Holdout Lender..................................118

      15.3. No Waivers; Cumulative Remedies................................118

16.   AGENT; THE LENDER GROUP..............................................118

      16.1. Appointment and Authorization of Agent.........................119

      16.2. Delegation of Duties...........................................119

      16.3. Liability of Agent.............................................120

      16.4. Reliance by Agent..............................................120

      16.5. Notice of Default or Event of Default..........................121

      16.6. Credit Decision................................................121

      16.7. Costs and Expenses; Indemnification............................121

      16.8. Agent in Individual Capacity...................................122

      16.9. Successor Agent, Canadian Agent................................122

      16.10.Lender in Individual Capacity..................................123

      16.11.Payments to, and Distributions by, Agent.......................124

      16.12.Duties in the Case of Enforcement..............................124

      16.13.Agent May File Proofs of Claim.................................124

      16.14.Withholding Taxes..............................................125

      16.15.Collateral Matters.............................................127

      16.16.Restrictions on Actions by Lenders; Sharing of Payments........128

      16.17.Agency for Perfection..........................................129

      16.18.Payments by Agent to Lenders...................................129

      16.19.Concerning the Collateral and Related Loan Documents...........129

      16.20.Field Audits and Examination Reports; Confidentiality;
            Disclaimers by Lenders; Other Reports and Information
            129

      16.21.Several Obligations; No Liability..............................131

      16.22.Legal Representation of Agent..................................131

      16.23.Quebec, Canada - Power of Attorney.............................131

17.   GENERAL PROVISIONS...................................................132

      17.1. Effectiveness..................................................132

      17.2. Section Headings...............................................132

      17.3. Interpretation.................................................132

      17.4. Severability of Provisions.....................................132

      17.5. Amendments in Writing..........................................132

      17.6. Counterparts; Telefacsimile Execution..........................132

      17.7. Revival and Reinstatement of Obligations.......................132

      17.8. Confidentiality................................................133

      17.9. Integration....................................................133

      17.10.Parent as Agent for Borrowers..................................134



                            EXHIBITS AND SCHEDULES

Exhibit A-1             Form of Assignment and Acceptance
Exhibit B-1             Form of Borrowing Base Certificate
Exhibit C-1             Form of Compliance Certificate
Exhibit C-2             Form of Confirmation of Increase in Commitment
Exhibit L-1             Form of LIBOR Notice
Exhibit N-1             Form of Note
Schedule A-1            Agent's Account
Schedule C-1            Commitments
Schedule D-1            Designated Account
Schedule E-1            Eligible Inventory Locations
Schedule P-1            Permitted Liens
Schedule 5.4            Locations of Inventory
Schedule 5.6            States of Organization, Chief Executive Offices, FEINS
Schedule 5.7(b)         Capitalization of Borrowers
Schedule 5.7(c)         Capitalization of Borrowers' Subsidiaries
Schedule 5.9            Litigation
Schedule 5.13           Environmental Matters
Schedule 5.17           Deposit Accounts and Securities Accounts
Schedule 5.19           Credit Card Receipts
Schedule 5.25           Permitted Indebtedness
Schedule 6.2            Collateral Reporting
Schedule 7.13           Borrowers' Affiliates
Schedule 7.20           Concentration Accounts, Deposit Accounts, Credit Card
                        Agreements




                          LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of September 29, 2004 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as, a "Lender" and collectively as, the "Lenders"), WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for Lenders ("Agent"), and, on the other hand, THE BOMBAY COMPANY, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as, a "Borrower", and individually and collectively, jointly and severally, as, the "Borrowers").

      The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Acceptance  Agreement"  has  the  meaning  set  forth  in  Section
2.11(c).

            "Acceptance Face Amount" means, the aggregate amount, from time to time, of the face amount of all Bankers' Acceptances created and outstanding hereunder.

            "Accordion    Activation"   has   the   meaning   set   forth    in
Section 2.2.A.(h).

            "Accordion Activation Fee" means the fee payable by Borrowers to the Accordion Lenders as required by Section 2.2.A.(h) and in accordance with the terms of the Fee Letter.

            "Accordion Amount" means an amount up to $50,000,000.

            "Accordion Commitment" means the commitments of Accordion Lenders to fund the Accordion Amount as set forth in Section 2.2.A.(h).

            "Accordion Lenders" means after the Accordion Activation, the U.S. Lenders identified as "Accordion Lenders" on Schedule C-1 to this Agreement and, when used in the context of a particular Accordion Commitment, shall mean Accordion Lenders having that Accordion Commitment.

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

            "Accounts" means an "account" (as such term is defined in the Code), and any and all supporting obligations in respect thereof.

            "ACH Transactions" means any cash management  or  related  services
(including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

            "Adjusted Availability" means as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by Agent at any time, in its Permitted Discretion equal to (x) the Aggregate Borrowing Base, minus (y) the Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

            "Adjusted Seasonal Period" means the period commencing on October 15 through and including November 15 of each Fiscal Year.

            "Adjusted Seasonal Period Amount" means an amount equal to the greater of (a) $15,000,000 or (b) 10% of the Cost of Eligible Inventory owned by U.S. Borrowers.

            "Adjustment Date" means the first day of the month immediately following the month in which a Compliance Certificate is to be delivered pursuant to Section 6.3(a)(iii).

            "Administrative  Borrower"  has  the  meaning  set forth in Section
17.10.

            "Advances" means collectively U.S. Advances and Canadian Advances.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 20% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; and (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person.

            "Agent" means WFRF, solely in its capacity as administrative agent for Lenders hereunder, and any other holder of Obligations, and any successor thereto.

            "Agent Advances" has the meaning set forth in Section 2.2.A.(e)(i).

            "Agent-Related Persons" means Agent and Canadian Agent, together with each of their respective Affiliates, officers, directors, employees, attorneys, and agents.

            "Agent's Account" means the account identified on Schedule A-1.

            "Agent's Liens" means the Liens granted by Borrowers or their Subsidiaries to Agent under this Agreement or the other Loan Documents.

            "Aggregate Borrowing Base" means as of any date of determination, an amount equal to the U.S. Borrowing Base plus the Canadian Borrowing Base.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Margin" means for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to Availability based on the average Availability for the Fiscal Quarter ended immediately prior to the applicable Rate Adjustment Period:

Level                     Performance Criteria                  LIBOR   Bankers' Acceptances and Documentary     Standby
                                                                 Rate             Letters of Credit             Letters of
                                                                Margin                                            Credit
I        Availability greater than or equal to $50,000,000      1.00%                   0.75%                     1.00%
II       Availability greater than or equal to $35,000,000      1.25%                   0.75%                     1.25%
                            and less than $50,000,000
III      Availability greater than or equal to $25,000,000      1.50%                   1.00%                     1.50%
                            and less than $35,000,000
IV       Availability less than $25,000,000                     1.75%                   1.25%                     1.75%

Notwithstanding the foregoing, (a) for Advances outstanding, Bankers' Acceptance and Letter of Credit fees payable during the period commencing on the Closing Date and ending on March 31, 2005, the Applicable Margin shall be the Applicable Margin set forth in Level II above, and (b) if Administrative Borrower fails to deliver any Compliance Certificate pursuant to Section 6.3(a)(iii) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

            "Approved Customs Broker" means a customs broker selected by Borrowers acceptable to Agent in its Permitted Discretion (and which may be affiliated with one of the Lender Group) to perform port of entry services, to accept and process Inventory imported by a U.S. Borrower and who has executed and delivered a customs broker agreement in form and substance satisfactory to Agent in its Permitted Discretion, duly executed and delivered to Agent by a Customs Broker and the applicable Borrower.

            "Approved Inventory Servicer" means RGIS Inventory Specialists, Western Inventory Service, Washington Inventory Service and any other third parties acceptable to Agent in its Permitted Discretion (and which may be affiliated with one of the Lender Group.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

            "Authorized Person" means the Chief Executive Officer, President, Chief Financial Officer, Vice President - Financial Planning & Analysis, Treasurer, Assistant Treasurer, and Secretary of Administrative Borrower or Bombay Canada, as applicable.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount as determined by Agent at any time, in its Permitted Discretion equal to (x) the lesser of (i) the Maximum Revolver Amount and (ii) the Aggregate Borrowing Base, minus (y) the Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

            "Bailee Acknowledgment" means a record in form and substance satisfactory to Agent authenticated by any bailee, warehouseman or other third party in possession of any Inventory acknowledging that it holds possession of the applicable Inventory for the benefit of Agent, on behalf of the Lender Group.

            "Bank Products" means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or (g) transactions under any Hedge Agreement.

            "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Administrative Borrower or its Subsidiaries in connection with any of the Bank Products.

            "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Administrative Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

            "Bank Product Provider" means Wells Fargo or any of its Affiliates.

            "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

            "Bankers' Acceptances" means Eligible Drafts of U.S. Borrowers that have been or are accepted from time to time pursuant to Section 2.11(c).

            "Bankers' Acceptance Discount Rate" means a rate (computed on the basis of a year of three hundred sixty (360) days for the actual days elapsed) equal to the sum of (a) the per annum average discount rate quoted to the Issuing Lender on the day an Eligible Draft is presented for discount by the Issuing Lender's bankers' acceptance traders for acceptances which are of the type described in paragraph 7 of section 13 of the Federal Reserve Act (12 USC {section}372), as amended from time to time, or any successor statute and which approximate the face amount and mature on the maturity date of such Eligible Draft plus (b) the Applicable Margin.

            "Bankruptcy Code" means title 11 of the United States Bankruptcy Code, as in effect from time to time.

            "Base LIBOR Rate" means for any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Dow Jones Market Service on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the second Business Day prior to the first day of such Interest Period as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York, New York time), on the second Business Day prior to the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be considered that LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Bingham" has the meaning as set forth in Section 16.22.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

            "Bombay Canada" means The Bombay Furniture Company of Canada Inc. a corporation continued under the laws of the Province of Ontario.

            "Bombay Office Complex" means the Parent's office buildings and Real Property located in Tarrant County, Texas.

            "Books" means all of each Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of each Borrower's or its Subsidiaries' goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder consisting of U.S. Advances made on the same day by U.S. Lenders (or Agent, on behalf thereof), or Canadian Advances made on the same day by the Canadian Lenders, or by Swing Lender in the case of Swing Loans or by Canadian Swing Agent in the case of Canadian Swing Loans, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower or Bombay Canada, as the case may be.

            "Borrowing Base" means as the context may require, the U.S. Borrowing Base, and/or the Canadian Borrowing Base.

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1, with respect to the Aggregate Borrowing Base and as such form may be revised from time to time by Agent.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in the States of New York, Massachusetts or Texas and in addition, in the case of the Canadian Advances made to Bombay Canada, also a day in which banking institutions in Toronto, Canada are open for the transaction of banking business, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Business Plan" means the set of Projections of Borrowers for the 1 year period following the Closing Date (on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, together with any amendment, modification or revision thereto approved by Agent in its Permitted Discretion.

            "Canadian Advances" has the meaning set forth in Section 2.1.B.

            "Canadian Agent" means Trans Canada Credit Corporation, solely in its capacity as agent for the Canadian Lenders hereunder and any other holders of Obligations related to the Canadian Advances and any successor thereto.

            "Canadian Availability" means as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, the amount determined by Agent at any time in its Permitted Discretion equal to (x) the lesser of (i) the Maximum Canadian Revolver Amount, (ii) the Maximum Revolver Amount minus U.S. Revolver Usage, and (iii) the Canadian Borrowing Base, minus (y) the Canadian Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves (without duplication) then applicable hereunder).

            "Canadian Borrowing Base" means, with respect to Bombay Canada, as of any date of determination, an amount equal to:

            (a) the lesser of (i) 85% of the Net Retail Liquidation Value of Eligible Inventory owned by Bombay Canada, or (ii) 75% of the Cost of Eligible Inventory owned by Bombay Canada; plus,

            (b) 85% of the face amount of Eligible Credit Card Receivables of Bombay Canada, minus,

            (c) the aggregate of such Reserves as may have been established by Agent.

            "Canadian Commitments" means with respect to each Canadian Lender, its Canadian Commitment, and, with respect to all Canadian Lenders, their Canadian Commitments, in each case as such Dollar amounts are set forth beside such Canadian Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Canadian Lender became a Canadian Lender hereunder in accordance with the provisions of Section 14.1

            "Canadian Lenders" means Lenders which make Canadian Advances to Bombay Canada pursuant to each Lender's Canadian Commitment.

            "Canadian Priority Payables" means, at any time with respect to Bombay Canada:

            (a) the amount past due and owing by Bombay Canada, or the accrued amount for which Bombay Canada has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations; (ii) unemployment insurance; (iii) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers' compensation; (v) vacation pay; and (vi) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, lien, trust or other claim ranking or capable of ranking prior to or pari passu with one or more of the Liens granted in the Loan Documents; and

            (b) the amount equal to the percentage applicable to Inventory in the calculation of the Canadian Borrowing Base multiplied by the aggregate value of the Eligible Inventory which the Canadian Agent, in good faith, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction, in each case, where such supplier's right ranks or is capable of ranking prior to or pari passu with one or more of the Liens granted in the Loan Documents.

            "Canadian Revolver Usage" means, as of any date of determination, the sum of the then extant amount of outstanding Canadian Advances.

            "Canadian Security Documents" means each of the various Canadian security agreements by and among Bombay Canada and Agent, and any and all acknowledgments of security, or similar agreements made in favor of Agent by Bombay Canada, and any agreement delivered on or after the Closing Date (including by way of supplement to the foregoing) by any Person granting a Lien on the assets of such Person to secure all or any part of the Obligations, or any bond issued by Bombay Canada to Agent, including, without limitation, any security granted by Bombay Canada pursuant to the laws of the Province of Quebec, in each case as amended, supplemented or modified from time to time in accordance with its terms.

            "Canadian Swing Loan" has the meaning set forth in Section 2.2.B.(d)(i).

            "Capitalized   Lease"   means  a  lease  that  is  required  to  be
capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capitalized Lease.

            "Cash Dominion Event" means (a) on or prior to December 31, 2004, the occurrence and continuance of an Event of Default and (b) at any time thereafter, either (i) the occurrence and continuance of any Event of Default, or (ii) the period commencing with each failure by Borrowers to maintain Adjusted Availability in an amount of less than (A) $15,000,000 for a period of 5 consecutive Business Days or (B) $10,000,000 at any time and, in each case, ending with the occurrence of a Cash Dominion Reversion; provided, however that
(1) no more than 2 Cash Dominion Reversions may occur in any 12 month period and (2) if an additional Cash Dominion Event occurs during such 12 month period, no further Cash Dominion Reversions may occur through and including the Maturity Date.

            "Cash Dominion Reversion" means that Borrowers shall have maintained Adjusted Availability in an amount of not less than $20,000,000 for a period of 30 consecutive Business Days as evidenced by a Compliance Certificate delivered to Agent; provided, however that (1) no more than 2 Cash Dominion Reversions may occur in any 12 month period and (2) if an additional Cash Dominion Event occurs during such 12 month period, no further Cash Dominion Reversions may occur through and including the Maturity Date.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-2 or P-2, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Cash Management Bank" has the meaning set forth in Section 2.6(a).

            "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or
(c) any Borrower ceases to own and control, directly or indirectly, 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date other than with respect to (i) any Subsidiary the Stock of which was sold or otherwise disposed of in a transaction permitted by Section 7.4, or (ii) any Subsidiary that is merged or consolidated in a transaction permitted by Section 7.4.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Administrative Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a)   all of its Accounts,

            (b)   all of its Books relating to the Specified Collateral,

            (c) all of its Deposit Accounts relating to the Specified Collateral, (it being understood and agreed that Deposit Accounts relating to payroll obligations, tax liabilities, and third party funds shall not be deemed to relate to the Specified Collateral),

            (d)   all of its Documents relating to the Specified Collateral,

            (e) all of its General Intangibles relating to the Specified Collateral,

            (f)   all of its Inventory,

            (g)   all  of  its  Investment  Property  (including   all  of  its
      securities and Securities Accounts) relating to the Specified Collateral,

            (h) all of its Negotiable Collateral relating to the Specified Collateral,

            (i) money or other assets of such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group (other than money placed into an escrow account in connection with sale leaseback transactions permitted by Section 7.5), and

            (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Collateral, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a waiver or consent in form and substance satisfactory to Agent executed by any lessor of Real Property leased by a Borrower or any other Person having a Lien upon, or having rights or interests in the Inventory pledged hereunder or a Bailee Acknowledgment.

            "Collections" means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

            "Commitment" means as the context may require, each U.S. Lender's U.S. Commitments and each Canadian Lender's Canadian Commitments or any such Commitment.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Administrative Borrower to Agent.

            "Concentration  Account"  has  the  meaning  set  forth  in Section
2.6(a).

            "Confirmation of Increase in Commitment" has the meaning set forth in Section 2.2(h)

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the then Continuing Directors.

            "Control Agreement" means an agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent "control" over the subject Securities Account, Deposit Account or Investment Property as provided in the Code.

            "Cost" means the calculated cost of purchases, as determined from invoices received by a Borrower, such Borrower's purchase journal or stock ledger, based upon such Borrower's accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed or subsequently adopted with the written approval of Agent. "Cost" does not include the value of any capitalized costs unrelated to the acquisitions of Inventory used in the Borrowers' calculation of cost of goods sold, but may include other charges used in such Borrower's determination of cost of goods sold and bringing goods to market, all within Agent's Permitted Discretion and in accordance with GAAP.

            "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent and each of which is among Agent, the applicable Borrower and the applicable Credit Card Processors.

            "Credit Card Issuer" means collectively (a) MasterCard or Visa bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International, American Express, Discover, and Diners Club (or their respective successors), and (b) private label credit cards of Borrowers, provided, however, Accounts due from private label credit card issuers shall not be included in Eligible Credit Card Receivables unless and until (i) Agent has completed a review of such Accounts, including, without limitation, any agreements between a Borrower and a private label credit card provider, the results of which shall be satisfactory to Agent in its reasonable discretion, and (ii) Agent has notified Administrative Borrower of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion. Accordingly, Borrowers acknowledge and agree that Accounts due from private label credit card issuers shall not be included in the calculation of the U.S. Borrowing Base or the Canadian Borrowing Base on the Closing Date.

            "Credit Card Processor" means any Person that acts as a credit card clearinghouse or processor with respect to any sales transactions involving credit card purchases by customers using credit cards issued by any Credit Card Issuer.

            "Credit  Instrument"   means   Letters   of   Credit  and  Bankers'
Acceptances.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" means any Lender (whether a U.S. Lender or a Canadian Lender, as applicable) that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Prime Rate, and (b) thereafter, the interest rate then applicable to Advances that are Prime Rate Loans.

            "Deposit Account" means any checking or other deposit account (as that term is defined in the Code).

            "Designated Account" means collectively, the Deposit Account of Administrative Borrower or Bombay Canada, as the case may be, identified on Schedule D-1.

            "Designated Account Bank" means the bank identified  on Schedule D-
1.

            "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

            "Documents" means any document (as that term is defined in the Code).

            "Dollars" or "$" means United States dollars.

            "Domestic Subsidiary" means each direct or indirect Subsidiary of Parent formed under the laws of the United States or any state thereof.

            "Due Diligence Letter" means the due diligence letter, checklist or Perfection Certificate sent by Agent or Agent's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

            "Eligible Accounts" means those Accounts created by Wholesale in the ordinary course of its business in connection with or that arise out of its sale of goods on a whole-sale basis, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 60 days of original invoice date or Accounts with selling terms of more than 60 days,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of a U.S. Borrower or an employee or agent of a U.S. Borrower or any Affiliate of a U.S. Borrower,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e)   Accounts that are not payable in Dollars,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or
      (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

            (g)   Accounts with respect to which the Account  Debtor  is either
      (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Wholesale has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC {section} 3727), or (ii) any state of the United States,

            (h) Accounts with respect to which the Account Debtor is a creditor of Wholesale, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Wholesale exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Wholesale has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (l) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

            (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or
      (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

            (n)  Accounts  that  represent  the  right  to  receive   progress
      payments or other advance billings that are due prior to the completion of performance by the Wholesale of the subject contract for goods or services.

Notwithstanding the foregoing, that portion of the U.S. Borrowing Base attributable to Eligible Accounts shall not exceed $12,000,000 at any time. In addition, Eligible Accounts shall not be included in the calculation of the U.S. Borrowing Base, unless and until (i) Agent has completed a review of such Accounts, the results of which shall be satisfactory to Agent in its reasonable discretion, and (ii) Agent has notified Administrative Borrower in writing of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion. Accordingly, U.S. Borrowers acknowledge and agree that Eligible Accounts shall not be included in the calculation of the U.S. Borrowing Base on the Closing Date.

            "Eligible Credit Card Receivables" means Accounts (other than Eligible Accounts) due to a Borrower on a non recourse basis from a Credit Card Issuer or Credit Card Processor arising in the ordinary course of business and net of such Credit Card Issuer's or Credit Card Processor's expenses and chargebacks, which have been earned by performance and are not deemed by Agent in its Permitted Discretion to be ineligible for inclusion in the calculation of the Borrowing Base by virtue of one or more of the excluding criteria set forth below. Unless otherwise approved in writing by Agent, none of the following shall be deemed to be Eligible Credit Card Receivables:

            (a) Accounts that have been outstanding for more than 5 Business Days from the date of sale;

            (b) Accounts with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to Agent, for its benefit and the ratable benefit of Lenders, pursuant to the Loan Documents);

            (c) Accounts that are not subject to a first priority security interest in favor of Agent, for the benefit of itself and Lenders;

            (d) Accounts which are disputed, subject to recourse against a Borrower, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback); or

            (e) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition

            "Eligible Draft" means a draft in a form satisfactory to Agent being issued to finance purchase of inventory and for other general working capital purposes, which draft (a) is payable to the order of Agent, signed by Borrowers, as maker, and dated the date of presentment; (b) has a maturity not longer than 180 days; provided, that in no event shall such maturity extend beyond the Maturity Date unless, prior to the time of issuance, Borrowers have delivered to Agent cash collateral in the face amount of such Eligible Draft; and (c) is, if accepted by a member bank of the Federal Reserve System, eligible for discount with a Federal Reserve Bank under applicable law and all applicable rules, regulations and interpretations of the Board of Governors of the Federal Reserve System. An Eligible Draft shall in no event include bankers' acceptances issued outside of this Agreement.

            "Eligible In-Transit Inventory" means Inventory of U.S. Borrowers that does not qualify as Eligible Inventory under clause (b) of the definition of Eligible Inventory solely because it is not at a location in the United States set forth on Schedule E-1 or in transit among such locations in the United States and that meets the following criteria, which criteria may be revised by Agent in its Permitted Discretion from time to time after the Closing Date:

            (a) the Inventory was the subject of a Qualified Import Letter of Credit, or was paid for in full by a U.S. Borrower,

            (b) such Inventory currently is in transit (whether by vessel, air, or land) to a location set forth on Schedule E-1 in the United States that is the subject of a Bailee Acknowledgment or a Collateral Access Agreement,

            (c) title to such Inventory has passed to the applicable U.S. Borrower,

            (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion,

            (e) such Inventory is either (1) the subject of a negotiable document of title that (x) is in the name of the Agent, a U.S. Borrower or an Approved Customs Broker and has not been consigned to any third parties other than to the Agent, a U.S. Borrower or an Approved Customs Broker (either directly or by means of endorsements), (y) was issued by the carrier or consolidator respecting the subject Inventory, and (z) is either (I) in the possession of the Borrowers (and held at a location in the United States listed on Schedule E-1), the Agent or an Approved Customs Broker or (II) the subject of a telefacsimile copy that Agent or a U.S. Borrower has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent or a U.S. Borrower also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent, U.S. Borrower or an Approved Customs Broker; or (2) at a port of entry in a State of the United States,

            (f) Administrative Borrower has provided a certificate to Agent that certifies that, to the best knowledge of Borrowers, such Inventory meets all of Borrowers' representations and warranties contained in the Loan Documents concerning Eligible Inventory, that Borrowers know of no reason why such Inventory would not be accepted by the applicable Borrower when it arrives in the United States, and that the shipment as evidenced by the documents conforms to the related order documents, and

            (g) if subject to a Qualified Import Letter of Credit, the Underlying Letter of Credit has been drawn upon in full and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit.

Notwithstanding the foregoing, (i) that portion of the Aggregate Borrowing Base attributable to Eligible In-Transit Inventory shall not exceed 15% of the

Aggregate Borrowing Base at any time and (ii) Inventory located at a port of entry in a State of the United States pursuant to clause (e)(2) above shall not be included in the U.S. Borrowing Base unless and until (A) Agent has completed a review of such Inventory the results of which shall be satisfactory to Agent in it's reasonable discretion and (b) Agent has notified Administrative Borrower in writing of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion. Accordingly, U.S. Borrowers acknowledge and agree that Inventory included pursuant to clause
(e)(2) above shall not be included in the calculation of the U.S. Borrowing Base on the Closing Date.

In addition, Agent may revise from time to time the foregoing criteria with respect to Inventory being subject to a negotiable document of title and modify such criteria to include Inventory subject to non-negotiable documents and other related parameters so long as Agent shall be satisfied in its sole discretion that (i) Agent shall have a valid and perfected first priority Lien in such Inventory and (ii) Borrowers shall provide to Agent all other documentation, including opinions of counsel, satisfactory to Agent which in Agent's opinion is appropriate to evidence Agent's perfected first priority Lien in such Inventory.

            "Eligible  Inventory"  means (a) Eligible In-Transit Inventory, and
(b) Inventory of Borrowers consisting of finished goods held for sale in the ordinary course of Borrowers' business located at one of Borrowers' business locations set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below, which criteria may be fixed and revised from time to time by Agent in its Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the value of Eligible Inventory, Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrowers' accounting practices.

            An item of Inventory (that is not Eligible In-Transit Inventory) shall not be included in Eligible Inventory if:

            (a) a Borrower does not have good, valid and marketable title thereto (including Inventory acquired on consignment),

            (b) (i) in the case of U.S. Borrowers, it is not located at one of the locations in the United States set forth on Schedule E-1 or in transit from one such location to another such location, as such locations are updated by U.S. Borrowers from time to time by written notice to Agent, and (ii) in the case of Bombay Canada, it is not located at one of the locations in Canada set forth on Schedule E-1 or in transit from one such location to another such location, as such locations are updated by Bombay Canada from time to time by written notice to Agent,

            (c) it is located at a warehouse, distribution center or other real property (other than a retail store location) leased by a Borrower or in a fulfillment center or contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, fulfillment services provider or other applicable third party,

            (d) it is located in a contract warehouse or is otherwise stored with a bailee, warehouseman or similar third party unless it is subject to a Bailee Acknowledgment executed by the bailee, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

            (e) it is not subject to a valid and perfected first priority security Agent's Lien,

            (f) it consists of goods returned or rejected by a Borrower's customers unless such goods are repackaged and saleable in the ordinary course of such Borrower's business, or

            (g) other than saleable clearance goods arising in the ordinary course of business consistent with past practice, consists of goods that are obsolete or slow moving (for example, more than 18 months old), custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, and "seconds," or Inventory acquired on consignment.

            "Eligible Transferee" means (a) in connection with Obligations of U.S. Borrowers, the U.S. Commitments and the other rights and obligations of U.S. Lenders hereunder, a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (i) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (ii) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (iii) any Affiliate (other than individuals) of a Lender, and (iv) any other Person approved by Agent and, so long as no Event of Default has occurred and is continuing, Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned) and (b) in connection with Obligations of Bombay Canada, the Canadian Commitments and the other rights and obligations of Canadian Lenders hereunder, means (i) a person resident in Canada for purposes of the Income Tax Act (Canada), (ii) an authorized foreign bank which at all times holds all of its interest in any Canadian Advances and other Obligations owed by Bombay Canada hereunder in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada) or (iii) any Lender or Eligible Transferee as determined by paragraph (a) able to establish to the satisfaction of the Administrative Borrower, Bombay Canada and the Agent based on applicable law in effect on the date on which it becomes a Canadian Lender that such lender is not subject to deduction or withholding of income or similar Taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) with respect to any payments to such Lender of interest, fees, commissions, or any other amount payable by Bombay Canada under the Loan Documents.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of {section}3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication, each, by or from any Governmental Authority, or any third party involving (x) violations of Environmental Laws or (y) releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC {section}1251 et seq. the Toxic Substances Control Act, 15 USC {section}2601 et seq. the Clean Air Act, 42 USC {section}7401 et seq.; the Safe Drinking Water Act, 42 USC {section}3803 et seq.; the Oil Pollution Act of 1990, 33 USC {section}2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC {section}11001 et seq.; the Hazardous Material Transportation Act, 49 USC {section}1801 et seq.; and the Occupational Safety and Health Act, 29 USC {section}651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means "equipment" (as that term is defined in the Code).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means any Person which is treated as a single employer with a Borrower under {section}414 of IRC.

            "ERISA Reportable Event" means a reportable event with respect to a Guaranteed Pension Plan within the meaning of {section}4043 of ERISA and the regulations promulgated thereunder.

            "Eurocurrency Reserve Rate" means for any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

            "Event of Default" has the meaning set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of July 5, 2002 among the Parent and the Existing Lenders.

            "Existing Lenders" means Bank of America, N.A. and each of the other financial institutions party to the Existing Credit Agreement as lenders thereunder.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

            "FEIN" means Federal Employer Identification Number.

            "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter, the first of such periods comprised of four weeks, the second of such periods comprised of five weeks, and the third of such periods comprised of four weeks, with each of the weeks in a Fiscal Quarter ending on the close of business on a Saturday (except that the last fiscal period in the last Fiscal Quarter of a 53 week year shall be five weeks). There are twelve Fiscal Periods in a Fiscal Year.

            "Fiscal Quarter" means one of four thirteen or fourteen week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on the Saturday of the last week in such quarter.

            "Fiscal Year" means the fifty-two or fifty-three week period ending on the Saturday closest to the last day of January of any calendar year.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.12(b)(ii).

            "GAAP" means generally accepted accounting principles that are (i) recognized as such by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any generally recognized successor of any of the foregoing), and (ii) consistently applied with past financial statements of Borrowers adopting the same principles. If any change in any accounting practice is required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor of any of the foregoing) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder or in connection herewith may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and Parent, Required Lenders and Agent agree to such change.

            "General Intangibles" means general intangibles (as that term is defined in the Code).

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, unanimous shareholders agreements or declarations, or other organizational documents of such Person.

            "Governmental Authority" means any foreign, federal, state, provincial, municipal, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of {section}3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

            "Guaranty" means the Guaranty of U.S. Borrowers in favor of Agent, dated the date hereof, guarantying the Obligations of Bombay Canada, in form and substance satisfactory to Agent.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Administrative Borrower or its Subsidiaries and a Bank Product Provider, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

            "Holdout Lender" has the meaning set forth in Section 15.2.

            "Indebtedness"  As to any Person means,  without  duplication:  (a)
all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (f) all obligations owing under hedge agreements or similar agreements, (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money, or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Stock issued by such Person or any rights measured by the value of such Stock, (i) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law; (j) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (i) above, and (k) every obligation of such Person under any Synthetic Lease.

            "Indemnified  Liabilities"  has  the  meaning  set forth in Section
11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Interest Payment Date" means (a) as to any Prime Rate Loan, in arrears on the first day of the calendar month with respect to interest accrued during such prior calendar month; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

            "Interest Period" means, with (a) respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Prime Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter, as applicable; provided, however, that (i) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses ((iii)-(v) below) to the next succeeding Business Day, (ii) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (iii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (iv) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (v) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date, and (b) with respect to each Prime Rate Loan, initially the period commencing on the date of the making of such Prime Rate Loan and ending on the last day of the calendar month and thereafter each period commencing on the last day of each preceding Interest Period and ending on the last day of the calendar month; provided, however, that if any Interest Period would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day and any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

            "Inventory" means "inventory" (as that term is defined in the Code).

            "Inventory Reserves" means such reserves as may be established from time to time by Agent in its Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) (a) reserves based on obsolescence or inventory shrinkage, (b) the estimated reclamation claims of unpaid sellers of Inventory sold to a Borrower, (c) change in Inventory character, composition or mix, (d) imbalance of Inventory, retail markdowns or markups inconsistent with prior period practice and performance, current business plans, or advertising calendar and planned advertising events, (e) the change in the Net Retail Liquidation Value of the Inventory, or (f) as reasonably required by Agent to protect Collateral value based upon changes to the ordinary course of business of Borrowers.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means "investment property" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Issuing Lender" means WFRF in its capacity as Issuing Lender for the purpose of issuing (a) L/Cs or L/C Undertakings, or (b) Bankers' Acceptances.

            "Judgment Conversion Date" has the meaning set forth in Section 2.15(a).

            "Judgment Currency" has the meaning set forth in Section 2.15(a).

            "L/C" has the meaning set forth in Section 2.11(a).

            "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.11(a).

            "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include Accordion Lenders, U.S. Lenders, Canadian Lenders, Swing Lender and any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

            "Lender Group" means, individually and collectively, each Lender (including the Canadian Lenders, U.S. Lender and the Issuing Lender), Canadian Agent and Agent.

            "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable fees or charges paid or incurred by Agent or Canadian Agent, as the case may be, in connection with the Lender Group's transactions with Borrowers or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC and PPSA searches), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations), (c) reasonable costs and expenses incurred by Agent or Canadian Agent, as the case may be, and in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) reasonable charges paid or incurred by Agent or Canadian Agent, as the case may be, resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent or Canadian Agent, as the case may be, related to audit examinations of the Books permitted by the Loan Documents, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any Subsidiary of a Borrower, (h) Agent's or Canadian Agent's, as the case may be, reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and other instrument mentioned herein, in connection with each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, and (i) Agent's or Canadian Agent's, as the case may be, reasonable fees and expenses (including, but not limited to, attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including, but not limited to attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Subsidiary of a Borrower or in exercising rights or remedies under the Loan Documents), preserving or defending the Loan Documents, irrespective of whether suit is brought, in the administration of the Loan Documents after a Default exists, or in taking any Remedial Action concerning the Collateral. Notwithstanding the foregoing, Bombay Canada shall only be obligated to pay Lender Group Expenses set forth in clauses (a)-(i) above to the extent arising out of or related to the Collateral of Bombay Canada or Obligations of Bombay Canada, including pursuant to Canadian Advances.

            "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

            "LIBOR Deadline" has the meaning set forth in Section 2.12(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Option" has the meaning set forth in Section 2.12(a).

            "LIBOR Rate" means, for each Interest Period, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest is based on the common law, statute, or contract, whether such interest is recorded or perfected, and whether such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale, trust receipt or other title retention agreement, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.9.

            "Loan Documents" means this Agreement, the Canadian Security Documents, the Guaranty, the Bank Product Agreements, the Credit Card Agreements, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Perfection Certificate, the Credit Instruments, the Post Closing Letter, any certificates (including without limitation, the Borrowing Base Certificate and the Compliance Certificate) from time to time delivered by a Borrower pursuant to this Agreement or any other Loan Document, any Note or Notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, Uniform Commercial Code financing statements, PPSA registration statements and registrations in Quebec, Canada required under this Agreement, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

            "Local Account" has the meaning set forth in Section 2.6(a).

            "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries taken as a whole (b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the validity, enforceability, attachment, perfection or priority of Agent's Liens with respect to the Collateral.

            "Maturity Date" means September 15, 2009 and as such date may be modified pursuant to Section 3.4.

            "Maximum Canadian Revolver Amount" means the aggregate amount of all Canadian Advances and other Obligations that may be borrowed by or made to Bombay Canada under this Agreement; provided, however, that the Maximum Canadian Revolver Amount shall in no event exceed $18,000,000, as may be increased by Canadian Agent is its sole discretion from to time to time after an Accordion Activation.

            "Maximum Revolver Amount" means the aggregate amount of all Advances and other Obligations that may be borrowed by or made to Borrowers under this Agreement, as such amount may be increased or decreased from time to time in accordance with this Agreement; provided, however, that the Maximum Revolver Amount shall in no event exceed (a) $125,000,000 prior to Borrowers' exercise of the Accordion Activation and (b) $175,000,000 after Borrowers' exercise of the Accordion Activation, as may be reduced by Borrowers from time to time in accordance with Section 3.6.

            "Minimum Adjusted Availability Requirement" means, as of any date of determination, the lesser of (a) $10,000,000 and (b) 7.5% of the Aggregate Borrowing Base.

            "Moody's" means Moody's Investors Service, Inc., or its successor.

            "Multiemployer Plan" means any multiemployer plan within the meaning of {section}3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

            "Negotiable Collateral" means collectively, letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof arising from the sale of Inventory or Accounts.

            "Net Liquidation Percentage" means, at any date of determination, the percentage of the Cost value of Borrowers' Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, such percentage to be as determined from time to time by Agent in its Permitted Discretion or by a qualified appraisal company selected by Agent.

            "Net Retail Liquidation Value" means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.

            "Note" or "Notes" means one or more of the promissory notes issued pursuant to Section 2.1(k) to evidence the Advances hereunder and substantially in the form of Exhibit N-1 annexed hereto, as amended, endorsed or otherwise modified from time to time.

            "Obligation Currency" has the meaning set forth in Section 2.15(a).

            "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, Bankruptcy and Insolvency Act (Canada) or Companies' Creditors Arrangement Act (Canada) would have accrued), contingent reimbursement obligations with respect to outstanding Credit Instruments, premiums, liabilities (including all amounts charged to Borrowers' Loan Accounts pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents or Hedge Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding. For the purposes of Sections 2.3(c)(iii), 2.3(e), 2.5(a) and 16.1, the definition of Required Lenders, and determining whether an Overadvance has occurred under
Section 2.4, the term "Obligations" shall not include Bank Product Obligations.

            "Originating Lender" has the meaning set forth in Section 14.1(e).

            "Overadvance" has the meaning set forth in Section 2.4.

            "Parent" has the meaning set forth in the preamble to this Agreement.

            "Participant" has the meaning set forth in Section 14.1(e).

            "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Bank of America, N.A., as administrative agent for the Existing Lenders to Agent respecting the amount necessary to repay in full all of the obligations of Borrowers and their Subsidiaries owing to Existing Lenders and obtain a release of all of the Liens existing in favor of Existing Lenders in and to the assets of Borrowers and their Subsidiaries pursuant to the Existing Credit Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation created by {section}4002 of ERISA and any successor entity or entities having similar responsibilities.

            "Perfection Certificate" means, collectively, (a) the Perfection Certificate submitted by Administrative Borrower to Agent with respect to each U.S. Borrower, together with U.S. Borrowers' completed responses to the inquiries set forth therein, and (b) the Perfection Certificate submitted by Bombay Canada to Agent with respect to Bombay Canada, together with Bombay Canada's completed responses to the inquiries set forth therein, the form and substance of each such responses to be satisfactory to Agent.

            "Permitted Acquisitions" means acquisitions of all or substantially all of the assets of a Person in or of any division or business line of a Person or Stock of a Person, provided, (a) Agent shall receive at least 3 Business Days prior written notice of such acquisition, which notice shall include a reasonably detailed description of such acquisition, (b) such assets are located in the United States or Canada (except that such location requirement shall not apply to acquisitions of assets or stores from a licensee or franchisee of a Borrower or any Subsidiary of a Borrower) and are those assets of a business that would comply with Section 6.5(d), and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any Loan Documents, (c) no Default or Event of Default exists prior to or immediately after giving effect to such acquisition, (d) Agent is granted, to the extent and in accordance with the scope required by Section 4, a valid first priority perfected security interest in the assets so acquired (subject to any Permitted Liens) and the applicable Borrower or Subsidiary shall have delivered to Agent evidence reasonably satisfactory to Agent that all liens and encumbrances with respect to the assets so acquired, other than Permitted Liens, have been discharged in full, (e) the seller of such assets or capital Stock is not an Affiliate of any Borrower or any of their Subsidiaries, (f) the terms of such acquisition are on an arms length basis, (g) Section 6.14 is complied with at the time of consummation of such acquisition (or concurrently therewith), (h) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition in the event such Permitted Acquisition would result in a change of control of the acquired Person, (A) the applicable Borrower or Subsidiary shall have delivered to Agent (i) evidence satisfactory to Agent that such Borrower or such Subsidiary has completed such acquisition in accordance with the terms of the contracts and agreements entered into by such Person in connection with such acquisition, and (B) certified copies of all such documents shall have been delivered to Agent, (j) no additional Indebtedness, contingent obligations or other liabilities shall be incurred assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Parent after giving effect to such acquisition, except, (I) Advances made hereunder, and (II) ordinary course trade payables, accrued expenses and unsecured Indebtedness of Borrowers and (III) Indebtedness otherwise permitted under Section 7.1, and (k) after giving effect to any such acquisition, Availability shall not be less than $25,000,000 and the Administrative Borrower shall have delivered to Agent a Compliance Certificate and Projections demonstrating that Borrowers shall have Availability of at least $25,000,000 at all times for the 2 Fiscal Quarters immediately succeeding such acquisition.

In addition, the Accounts shall not be included in Eligible Accounts and the Inventory so acquired shall not be included in Eligible Inventory, unless and until (i) Agent has completed a review of such assets, the results of which shall be satisfactory to Agent in its reasonable discretion, and (ii) Agent has notified Administrative Borrower in writing of its consent to such inclusion and to the amount of any Reserves which shall be taken in connection with such inclusion.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions by Administrative Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by Administrative Borrower or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Administrative Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Administrative Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) a disposition between Borrowers, and (f) the surrender or waiver of contract rights or the disposition, settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business, and (g) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Borrower or any Subsidiary of a Borrower effected in the ordinary course of business or owing to a Borrower or any Subsidiary of a Borrower as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Borrower or any Subsidiary of a Borrower,
(e)  (i)  Investments  in  a  Borrower, (ii) Investments in a Subsidiary  of  a

Borrower, and (iii) to the extent otherwise permitted hereunder, Investments in any Person who, simultaneously with such Investment, becomes a Subsidiary of Parent and complies with Section 6.14 hereof provided, however, that after giving effect to any such Permitted Investments pursuant to clauses (e) (ii) and (iii) above, Availability shall not be less than $25,000,000 and the Administrative Borrower shall have delivered to Agent a Compliance Certificate and Projections demonstrating that Borrowers shall have Availability of at least $25,000,000 at all times for the 2 Fiscal Quarters immediately succeeding such Permitted Investments, (f) Investments in The Bombay Furniture Company, Inc. in an amount not to exceed $5,000,000 in any Fiscal Year; (g) Investments the net aggregate book value of which does not at any time exceed the amount of $1,000,000, (h) so long as the Revolver Usage is equal to $0, investments in
(i) commercial notes and bonds or variable rate demand notes, issued by any commercial institution with a rating of not less than A, as determined by S&P or Moody's, (ii) Eurodollar deposits, and (iii) money market or other mutual funds substantially all of whose assets comprise securities of the types described in the definition of "Cash Equivalents" or clause (h) hereof; provided, that notwithstanding the foregoing, no such Investments shall be permitted (i) after the occurrence of a Default or Event of Default, and (ii) unless such Investments are pledged to Agent as additional Collateral for the Obligations pursuant to such agreements as may be required by Agent in its Permitted Discretion.

            "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capitalized Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law including those in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (I) are for sums not yet delinquent, or (II) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, minor encroachments, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (m) Liens resulting from the filing of precautionary UCC financing statements, PPSA registration statements or registrations in Quebec, Canada relating to operating leases of any Credit Party which are entered into in the ordinary course of business and which are limited solely to the assets subject thereto, and (n) Liens securing Permitted Office Building Indebtedness so long as such Lien attaches only to the Real Property related to Parent's chief executive offices, the buildings and fixtures thereon, and the proceeds thereof (including insurance proceeds) and Liens on money placed in an escrow account in connection with sale leaseback transactions permitted by Section 7.5.

            "Permitted Office Building Indebtedness" means Indebtedness incurred by a U.S. Borrower or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed 90% of the appraised value (based upon an independent third-party appraisal) of the portion of the Bombay Office Complex securing such Indebtedness.

            "Permitted Protest" means the right of Administrative Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, perfection or priority of any of Agent's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $2,000,000. In no event shall Permitted Purchase Money Indebtedness include Indebtedness incurred for the purpose of financing all or any part of the acquisition Cost of any Inventory.

            "Person"  means  natural persons, corporations,  limited  liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and any Governmental Authority.

            "PPSA" means the Personal Property Security Act (Ontario), or, where the context requires, the legislation of other provinces or territories in Canada relating to security in personal property generally, including Accounts Receivable and Inventory, as adopted by and in effect from time to time in such provinces or territories in Canada, as applicable.

            "Prime Rate" means the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's prime rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

            "Prime Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Prime Rate.

            "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions in form and substance reasonably acceptable to Agent.

            "Pro Rata Share" means, as of any date of determination:

            (a) with respect to a U.S. Lender's obligation to make U.S. Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the U.S. Commitment being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's U.S. Commitment, by (z) the aggregate U.S. Commitments of all U.S. Lenders, and (ii) from and after the time that the U.S.
      Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such U.S. Lender's U.S. Advances by (z) the aggregate outstanding principal amount of all U.S. Advances,

            (b) with respect to a U.S. Lender's obligation to participate in Credit Instruments, to reimburse the Issuing Lender with respect to Credit Instruments, and to receive payments of fees with respect thereto,
      (i) prior to the U.S. Commitment being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's U.S. Commitment, by (z) the aggregate U.S. Commitments of all U.S. Lenders, and (ii) from and after the time that the U.S. Commitment has been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

            (c) with respect to a Canadian Lender's obligation to make Canadian Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Canadian Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Canadian Lender's Canadian Commitment, by (z) the aggregate Canadian Commitments of all Canadian Lenders, and (ii) from and after the time that the Canadian Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Canadian Lender's Canadian Advances by (z) the aggregate outstanding principal amount of all Canadian Advances

            (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Commitment by (ii) the aggregate amount of Commitments of all Lenders; provided, however, that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Credit Instruments, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Credit Instruments.

            "Post Closing Letter" means that certain letter, dated as of the date hereof, by and among the Borrowers and the Agent with respect to the delivery of certain documents to the Agent after the Closing Date (as amended or otherwise modified and in effect from time to time).

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, together with any refinancings thereof under Section 7.1(e).

            "Qualified Import Letter of Credit"  means  a Letter of Credit that
(a) is issued to facilitate the purchase by a U.S. Borrower of Eligible Inventory, (b) is in form and substance acceptable to Agent, and (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, a negotiable document of title that (x) is in the name of Agent, a U.S. Borrower or an Approved Customs Broker and has not been consigned to any third parties other than to the Agent, a U.S. Borrower or an Approved Customs Broker (either directly or by means of endorsements), and (y) was issued by the carrier or consolidator respecting the subject Inventory.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower or a Subsidiary of any Borrower and the improvements thereto.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC {section}9601.

            "Replacement Lender" has the meaning set forth in Section 15.2.

            "Report" has the meaning set forth in Section 16.17.

            "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equal or exceed 51%.

            "Reserves"  means  such  reserves  as  Agent,  from  time  to  time determines  in  its  Permitted  Discretion  as  being  appropriate  to  reflect impediments to Lender Group's ability to realize upon the Collateral, including, without limitation, Bank Product Reserves, Canadian Priority Payables and Inventory Reserves.

            "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Revolver Usage" means the U.S. Revolver Usage and the Canadian Revolver Usage.

            "Risk Participation Liability" means, (i) as to each Letter of Credit, all reimbursement obligations of U.S. Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by U.S. Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto; and (ii) as to each Bankers' Acceptance, all reimbursement obligations of U.S. Borrowers to Agent with respect to the Bankers' Acceptances, consisting of (a) the Acceptance Face Amount, (b) all amounts that have been paid by Agent to the extent not reimbursed by U.S. Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

            "S&P" means Standard & Poor's Rating Group, or its successor.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Seasonal Period" means the period commencing on October 15 through and including December 15 of each Fiscal Year.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Settlement" has the meaning set forth in Section 2.2(f)(i).

            "Settlement Date" has the meaning set forth in Section 2.2(f)(i).

            "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

            "Specified Collateral" means Accounts, Inventory and any proceeds of the foregoing.

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Swing Lender" means WFRF in its capacity as the Swing Lender hereunder.

            "Swing Loan(s)" has the meaning set forth in Section 2.2.A.(d)(i).

            "Synthetic Lease" means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes.

            "Taxes" has the meaning set forth in Section 16.11.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers, and in the case of a proposed Qualified Import Letter of Credit, has agreed, in writing, to hold documents of title as agent for Agent.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Unused Line Fee" has the meaning set forth in Section 2.10(a).

            "U.S. Advances" has the meaning set forth in Section 2.1(a)(i).

            "U.S. Availability" means as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, the amount determined by Agent at any time in its Permitted Discretion equal to (x) the lesser of (i) the Maximum Revolver Amount minus the Canadian Revolver Usage, and (ii) the U.S. Borrowing Base, minus (y) the U.S. Revolver Usage (in each case, determined after giving effect to all sublimits and Reserves then applicable hereunder).

            "U.S. Borrowers" means Borrowers other than Bombay Canada.

            "U.S. Borrowing Base" means, as of any date of determination, an amount equal to:
            (a) the lesser of (i) 85% of the Net Retail Liquidation Value of Eligible Inventory or (ii) 75% of the Cost of Eligible Inventory owned by a U.S. Borrower; provided, however, that during the Seasonal Period, the advance rate shall be the lesser of 90% of the Net Retail Liquidation Value of Eligible Inventory owned by a U.S. Borrower and 80% of the Cost of Eligible Inventory owned by a U.S. Borrower, plus

            (b) 85% of the face amount of Eligible Credit Card Receivables of a U.S. Borrower, plus

            (c) 85% of the face amount of Eligible Accounts of Wholesale, plus

            (d) during the Adjusted Seasonal Period, the Adjusted Seasonal Period Amount minus

            (e) the aggregate of such Reserves as may have been established by Agent.
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

            "U.S. Commitments" means with respect to each U.S. Lender, its U.S. Commitment, and, with respect to all U.S. Lenders, their U.S. Commitments, in each case as such Dollar amounts are set forth beside such U.S. Lender's name under the applicable heading on Schedule C-1 (as such may be adjusted pursuant to an Accordion Activation) or in the Assignment and Acceptance pursuant to which such U.S. Lender became a U.S. Lender hereunder in accordance with the provisions of Section 14.1

            "U.S. Lenders" means Lenders which make U.S. Advances to U.S. Borrowers pursuant to each Lender's U.S. Commitment.

            "U.S. Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding U.S. Advances, plus (b) the then extant amount of the Letter of Credit Usage, plus (c) the Acceptance Face Amount.

            "Voidable Transfer" has the meaning set forth in Section 17.7.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

            "WFRF" means Wells Fargo Retail Finance, LLC.

            "Wholesale"  means  Bailey  Street   Trading   Company  and  Bombay
International, Inc.

      1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis by the accounting entity to which they refer. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent, all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared, all financial computations and determinations pursuant hereto shall be made, and all terms of an accounting or financial nature shall be construed, in accordance with GAAP.

      1.3. CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein, with the term "instrument" being that defined under Article 9 of the Code.

      1.4. CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "including", "include" and "includes" are not limiting." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full or satisfaction in full of the Obligations shall mean the repayment in full in cash (or cash collateralized in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations that, at such time, are allowed by the applicable member of the Lender Group to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof. Text which is shown in italics (except for parenthesized italicized text), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous. The words "may not" are prohibitive and not permissive. Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken). To the extent that this Agreement refers to ratings by S&P and Moody's and to the extent that a rating from one of such Persons ceases to be available, then the rating by whichever of S&P or Moody's continues to be available shall be used as the sole rating for purposes of this Agreement.

      1.5. SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

      2.1.  REVOLVER ADVANCES.

      2.1.A U.S. REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each U.S. Lender agrees (severally, not jointly or jointly and severally) to make advances ("U.S. Advances") to U.S. Borrowers in an amount at any one time outstanding not to exceed such U.S. Lender's Pro Rata Share of an amount equal to the lesser of (A) the Maximum Revolver Amount less Revolver Usage, or (B) the U.S. Borrowing Base less U.S. Revolver Usage;

            (b) Anything to the contrary in this Section 2.1.A. notwithstanding, Agent shall have the right without declaring an Event of Default, to reduce its inventory advance rates or establish Reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against U.S. Borrowing Base, including Reserves with respect to (i) sums that U.S. Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts as determined by Agent in its Permitted Discretion based on noncompliance with the covenants set forth in Sections 6 and 7 (without duplication as to the Canadian Borrowing Base), and (iii) Bank Products then provided or outstanding (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products), and (iv) amounts owing by U.S. Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) Amounts borrowed pursuant to this Section 2.1.A may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.1.B CANADIAN REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Canadian Lenders agree to make advances ("Canadian Advances") to Bombay Canada in an amount equal to (x) the lesser of (A) the Maximum Canadian Revolver Amount, or (B) the Canadian Borrowing Base less Canadian Revolver Usage or (C) the Maximum Revolver Amount minus Revolver Usage; provided, that (1) Canadian Advances pursuant to this clause (a) shall only be made by Canadian
      Lenders at such times as U.S. Availability is equal to $0. Notwithstanding anything herein to the contrary, Borrowers may not make any payments on account of U.S. Advances until Bombay Canada's Obligation to Canadian Lenders have been paid in full in immediately available funds and there shall not exist any outstanding Canadian Advances.

            (b) Anything to the contrary in this Section 2.1.B. notwithstanding, Agent shall have the right without declaring an Event of Default, to reduce its inventory advance rates or establish Reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Canadian Borrowing Base, including Reserves with respect to (i) sums that Bombay Canada is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) as determined by Agent in its Permitted Discretion based on noncompliance with the covenants set forth in Sections 6 and 7 (without duplication as to the U.S. Borrowing
      Base), (iii) Bank Products then provided or outstanding (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products), (iv) Canadian Priority Payables, and (v) amounts owing by Bombay Canada to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) Amounts borrowed pursuant to this Section 2.1.B. may be repaid and, subject to the terms and conditions of this Agreement and if U.S. Availability is equal to $0, reborrowed during the term of this Agreement.

      2.2.  BORROWING PROCEDURES AND SETTLEMENTS.

      2.2.A U.S. PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing of U.S. Advances shall be made by an irrevocable written request by an Authorized Person of the Administrative Borrower delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (New York, New York time) on the Business Day that is the requested Funding Date with respect to Prime Rate Loans and subject to Section 2.12(b) with respect to LIBOR Rate Loans, specifying (i) the amount of such Borrowing of U.S. Advances, and
      (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, U.S. Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and failure to provide such written confirmation shall not affect the validity of the request.

            (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing of U.S. Advances pursuant to Section 2.2.A.(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.2.A.(c) apply to such requested Borrowing of U.S. Advances, or (ii) to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.2.A.(d) in the amount of the requested Borrowing of U.S. Advances; provided, however, Swing Loans at any one time outstanding may not exceed $15,000,000; provided, further, that if (1) Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.2.A.(d), Agent shall elect to have the terms of Section 2.2.A.(c) apply to such requested Borrowing of U.S. Advances, and (2) if a notice requesting LIBOR Rate Loan has been timely delivered pursuant to Section 2.12(b) and which is otherwise in accordance with Section 2.12(b), Agent shall not have the option to request Swing Lender to make such Borrowing of U.S. Advances as a Swing Line Loan.

            (c)   MAKING OF LOANS.

                  (i) In the event that Agent shall elect to have the terms of this Section 2.2(c) apply to a requested Borrowing of U.S. Advances as described in Section 2.2.A.(b), then promptly after receipt of a request for a Borrowing of U.S. Advances pursuant to
            Section 2.2.A.(a), Agent shall notify the U.S. Lenders, not later than 2:00 p.m. (New York, New York time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing of U.S. Advances. Each U.S. Lender shall make the amount of such U.S. Lender's Pro Rata Share of the requested U.S. Advance available to Agent in immediately available funds, to Agent's Account, not later than 3:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such U.S. Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.2.A.(a), Agent shall not request any U.S. Lender to make, and no U.S. Lender shall have the obligation to make, any U.S. Advance if Agent shall have actual knowledge that
            (1) one or more of the applicable conditions precedent set forth in
            Section 3 will not be satisfied on the requested Funding Date for the Borrowing of U.S. Advances unless such condition has been waived, or (2) the requested Borrowing of U.S. Advances would result in U.S. Availability being less than $0 on such Funding Date.

                  (ii) Unless Agent receives notice from a U.S. Lender on or prior to the Closing Date or, with respect to any Borrowing of U.S. Advances after the Closing Date, prior to 3:00 p.m. (New York, New York time) on the date of such Borrowing of U.S. Advances, that such U.S. Lender will not make available as and when required hereunder to Agent for the account of U.S. Borrowers the amount of that U.S. Lender's Pro Rata Share of the Borrowing of U.S. Advances, Agent may assume that each U.S. Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to U.S. Borrowers on such date a corresponding amount. If and to the extent any U.S. Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to U.S. Borrowers such amount, that U.S. Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any U.S. Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such U.S. Lender's U.S. Advance on the date of Borrowing of U.S. Advances for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, U.S. Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing of U.S. Advances, at a rate per annum equal to the interest rate applicable at the time to the U.S. Advances composing such Borrowing of U.S. Advances. The failure of any U.S. Lender to make any U.S. Advance on any Funding Date shall not relieve any other U.S. Lender of any obligation hereunder to make a U.S. Advance on such Funding Date, but no U.S. Lender shall be responsible for the failure of any other U.S. Lender to make the U.S. Advance to be made by such other U.S. Lender on any Funding Date.

            (d)   MAKING OF SWING LOANS.

                  (i) In the event Agent shall elect, with the consent of Swing Lender, as a U.S. Lender, to have the terms of this Section 2.2.A.(d) apply to a requested Borrowing as described in Section 2.2.A.(b), Swing Lender as a U.S. Lender shall make such U.S. Advance in the amount of such Borrowing (any such U.S. Advance made solely by Swing Lender as a Lender pursuant to this Section 2.2.A.(d) being referred to as a "Swing Loan" and such U.S. Advances being referred to collectively as "Swing Loans") available to U.S. Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan shall be deemed to be a U.S. Advance hereunder and shall be subject to all the terms and conditions applicable to other U.S. Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a U.S. Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing
            Loan). Subject to the provisions of Section 2.2(g), Agent shall not request Swing Lender as a U.S. Lender to make, and Swing Lender as a U.S. Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would result in U.S. Availability being equal to $0 on such Funding Date. Swing Lender as a U.S. Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
            Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by Agent's Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Prime Rate Loans.

            (e)   AGENT ADVANCES.

                  (i) Agent hereby is authorized by U.S. Borrowers and the U.S. Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to U.S. Borrowers on behalf of Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to U.S. Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the

            Advances described in this Section 2.2.A.(e) shall be referred to as "Agent Advances"). Each Agent Advance shall be deemed to be a U.S. Advance hereunder and shall be subject to all the terms and conditions applicable to other U.S. Advances, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                  (ii) Agent Advances shall be repayable on demand, and secured by Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Prime Rate Loans.

            (f) SETTLEMENT. It is agreed that each U.S. Lender's funded portion of the U.S. Advances is intended by the U.S. Lenders to equal, at all times, such U.S. Lender's Pro Rata Share of the outstanding U.S. Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by U.S. Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the U.S. Advances, the Swing Loans, and Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("Settlement") with the U.S. Lenders on a periodic basis contemplated to be weekly, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to U.S. Borrowers' or their Subsidiaries' Collections received (if applicable), as to each by notifying the U.S. Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York, New York time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding U.S. Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.2.C.(a)): (y) if a U.S. Lender's balance of the U.S. Advances (including Swing Loans and Agent Advances) exceeds such U.S. Lender's Pro Rata Share of the U.S. Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (New York, New York time) on the Settlement Date, transfer in immediately available funds to the account of such U.S. Lender (as such U.S. Lender may designate), an amount such that each such U.S. Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the U.S. Advances (including Swing Loans and Agent Advances), and (z) if a U.S. Lender's balance of the U.S. Advances (including Swing Loans and Agent Advances) is less than such U.S. Lender's Pro Rata Share of the U.S. Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such U.S. Lender shall no later than 12:00 p.m. (New York, New York time) on the Settlement Date transfer in immediately available funds to Agent's Account, an amount such that each such U.S. Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the U.S. Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advances and, together with the portion of such Swing Loan or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute U.S. Advances of such U.S. Lenders. If any such amount is not made available to Agent by any U.S. Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such U.S. Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a U.S. Lender's balance of the U.S. Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such U.S. Lender's Pro Rata Share of the U.S. Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by U.S. Borrowers and allocable to the U.S. Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such U.S. Lender after such application, such net amount shall be distributed by Agent to that U.S. Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Agent
            Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the U.S. Advances, for application to Swing Lender's Pro Rata Share of the U.S. Advances constituting Swing Loans. If, as of any Settlement Date, repayments or Collections (if applicable) of U.S. Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the U.S. Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the U.S. Lenders, and Agent shall pay to the U.S. Lenders, to be applied to the outstanding U.S. Advances of such U.S. Lenders, an amount such that each U.S. Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the U.S. Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each U.S. Lender (subject to the effect of letter agreements between Agent and individual U.S. Lenders) with respect to the U.S. Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the U.S. Lenders, as applicable.

            (g)   OPTIONAL   OVERADVANCES.   Any  contrary  provision  of  this
      Agreement notwithstanding, the U.S. Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make U.S. Advances (including Swing Loans) to U.S. Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such U.S. Advances (including Swing Loans), the then extant amount of the U.S. Revolver Usage does not exceed the U.S. Borrowing Base by more than five percent (5%) of the then available U.S. Borrowing Base, (ii) after giving effect to such U.S. Advances, (including Swing Loans) the outstanding U.S. Revolver Usage
      (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the U.S. Commitments, and (iii) at the time of the making of any such U.S. Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such U.S. Advance will be outstanding for more than 45 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and U.S. Lenders and are not intended to benefit U.S. Borrowers in any way. The U.S. Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.2(g) shall be subject to the same terms and conditions as any other U.S. Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to U.S. Advances that are Prime Rate Loans under
      Section 2.5(d) hereof without regard to the presence or absence of a Default or Event of Default.

                        A.    In the event Agent obtains actual knowledge  that
                  the U.S. Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify U.S. Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and U.S. Lenders shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with U.S. Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the U.S. Advances to U.S. Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any U.S. Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                        B. Each U.S. Lender shall be obligated to settle with Agent as provided in Section 2.2.A.(f) for the amount of such Lender's Pro Rata Share of any unintentional
                  Overadvances by Agent reported to such U.S. Lender, any intentional Overadvances made as permitted under this Section 2.2.A.(g), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

            (h) ACCORDION OPTION. Unless a Default or an Event of Default has occurred and is then continuing, so long as Borrowers shall not have elected to permanently reduce the Commitments hereunder and except as otherwise provided herein, Administrative Borrower may make a maximum of 1 request that the Accordion Lenders increase their U.S. Commitments hereunder (such increase, the "Accordion Activation"); provided, that (i) Administrative Borrower shall have made such request subsequent to the Closing Date but prior to September 15, 2007, (ii) in no event shall the U.S. Commitments of the Accordion Lenders be increased pursuant to this
      Section 2.2.A.(h) by an amount which exceeds, in the aggregate, the Accordion Amount, (iii) in no event shall the Commitment of all Lenders be increased under this Section 2.2.A.(h) so as to exceed, in the aggregate, the Maximum Revolver Amount, (iv) in no event shall the Commitments of all U.S. Lenders be increased under this Section 2.2.A.(h) so as to exceed $157,000,000 (v) no Default or Event of Default will occur as a result of such Accordion Activation, and (vi) U.S. Borrowers shall pay Agent (for the ratable benefit of the Accordion Lenders, subject to any letter agreement between Agent and Accordion Lenders), an Accordion Activation Fee pursuant to the terms of the Fee Letter. Upon a request by Administrative Borrower hereunder, each Accordion Lender shall increase its U.S. Commitment by an amount equal to its Accordion Commitment. The amount of each Accordion Lender's Accordion Commitment is set forth opposite its name on Schedule C-1 annexed hereto. Each Accordion Lender increasing its Commitment pursuant to this Section 2.2.A.(h) shall execute a Confirmation of Increase in Commitment in the form of Exhibit C-2 attached hereto (a "Confirmation of Increase in Commitment"). On the effective date of the Accordion Activation effected in accordance with this Section 2.2.A.(h), Schedule C-1 annexed hereto shall be deemed to be amended to reflect (a) the name, address, Commitment, and Pro Rata Share of each U.S. Lender, and (B) the Maximum Revolver Amount and U.S. Commitments as increased by such Accordion Activation.

      2.2.B CANADIAN BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing of Canadian Advances shall be made by an irrevocable written request by an Authorized Person of Bombay Canada delivered to Canadian Agent, with a copy to Agent (which notice must be received by Canadian Agent and Agent no later than 1:00 p.m. (New York, New York time) on the Business Day that is the requested Funding Date with respect to Prime Rate Loans and subject to Section 2.12(b) with respect to LIBOR Rate Loans, specifying (i) the amount of such Borrowing of Canadian Advances, and (ii) the requested Funding Date, which shall be a Business Day. At Canadian Agent's election, in lieu of delivering the above-described written request, any Authorized Person of Bombay Canada may give Canadian Agent telephonic notice of such request by the required time. In such circumstances, Bombay Canada agrees that any such telephonic notice will be confirmed in writing to Canadian Agent and Agent within 24 hours of the giving of such notice and failure to provide such written confirmation shall not affect the validity of the request.

            (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing of Canadian Advances pursuant to Section 2.2.B.(a), Canadian Agent shall elect, in its discretion, (i) to have the terms of Section 2.2.B.(c) apply to such requested Borrowing, or (ii) to request Canadian Agent as a Canadian Lender to make a Canadian Swing Loan pursuant to the terms of Section 2.2.B.(d) in the amount of the requested Borrowing; provided, further, that if (1) Canadian Agent declines in its sole discretion to make a Canadian Swing Loan pursuant to Section 2.2.B.(d), Canadian Agent shall elect to have the terms of Section 2.2.B.(c) apply to such requested Borrowing, and (2) if a notice requesting LIBOR Rate Loan has been timely delivered pursuant to Section 2.12(b) and otherwise in accordance with Section 2.12(b), Canadian Agent shall not have the option as a Canadian Lender to make such Borrowing as a Canadian Swing Loan.

            (c)   MAKING OF LOANS.

                  (i) In the event that Canadian Agent shall elect to have the terms of this Section 2.2.B.(c) apply to a requested Borrowing of Canadian Advances as described in Section 2.2(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.2(a), Canadian Agent shall notify Canadian Lenders, not later than 2:00 p.m. (New York, New York time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing of Canadian Advances. Each Canadian Lender shall make the amount of such Canadian Lender's Pro Rata Share of the requested Borrowing of Canadian Advances available to Canadian Agent in immediately available funds, as specified by Canadian Agent, not later than 3:00 p.m. (New York, New York time) on the Funding Date applicable thereto. After Canadian Agent's receipt of the proceeds of such Canadian Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Canadian Agent shall make the proceeds thereof available to Bombay Canada on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Canadian Agent to Bombay Canada's Designated Account; provided, however, that, subject to the provisions of Section 2.2(g), Canadian Agent shall not request any Canadian Lender to make, and no Canadian Lender shall have the obligation to make, any Canadian Advance if Canadian Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 2.2.B.(a) and Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing of Canadian Advances unless such condition has been waived, or (2) the requested Borrowing of Canadian Advances would result in Canadian Availability being equal to $0 on such Funding Date.

                  (ii) Unless Canadian Agent receives notice of Canadian Advances from a Canadian Lender on or prior to the Closing Date or, with respect to any Borrowing of Canadian Advances after the Closing Date, prior to 3:00 p.m. (New York, New York time) on the date of such Borrowing of Canadian Advances, that such Canadian Lender will not make available as and when required hereunder to Canadian Agent for the account of Bombay Canada the amount of that Canadian Lender's Pro Rata Share of the Borrowing of Canadian Advances, Canadian Agent may assume that each Canadian Lender has made or will make such amount available to Canadian Agent in immediately available funds on the Funding Date and Canadian Agent may (but shall not be so required), in reliance upon such assumption, make available to Bombay Canada on such date a corresponding amount. If and to the extent any Canadian Lender shall not have made its full amount available to Canadian Agent in immediately available funds and Canadian Agent in such circumstances has made available to Bombay Canada such amount, that Canadian Lender shall on the Business Day following such Funding Date make such amount available to Canadian Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Canadian Agent to any Canadian Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Canadian Agent shall constitute such Canadian Lender's Canadian Advance on the date of Borrowing of Canadian Advances for all purposes of this Agreement. If such amount is not made available to Canadian Agent on the Business Day following the Funding Date, Canadian Agent will notify Bombay Canada of such failure to fund and, upon demand by Canadian Agent, Bombay Canada shall pay such amount to Canadian Agent for Canadian Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing of Canadian Advances, at a rate per annum equal to the interest rate applicable at the time to the Canadian Advances composing such Borrowing. The failure of any Canadian Lender to make any Canadian Advances on any Funding Date shall not relieve any other Canadian Lender of any obligation hereunder to make a Canadian Advance on such Funding Date, but no Canadian Lender shall be responsible for the failure of any other Canadian Lender to make the Canadian Advance to be made by such other Lender on any Funding Date.

            (d)   MAKING OF CANADIAN SWING LOANS.

                  (i) In the event Canadian Agent shall elect, as a Canadian Lender, to have the terms of this Section 2.2.B.(d) apply to a requested Borrowing of Canadian Advances as described in Section 2.2.B.(b), Canadian Agent as a Canadian Lender shall make such Canadian Advance in the amount of such Borrowing (any such Canadian Advance made solely by Canadian Agent as a Canadian Lender pursuant to this Section 2.2.B.(d) being referred to as a "Canadian Swing Loan" and such Canadian Advances being referred to collectively as "Canadian Swing Loans") available to Bombay Canada on the Funding Date applicable thereto by transferring immediately available funds to Bombay Canada's Designated Account. Each Canadian Swing Loan shall be deemed to be a Canadian Advance hereunder and shall be subject to all the terms and conditions applicable to other Canadian Advances, except that no such Canadian Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Canadian Swing Loan shall be payable to Canadian Agent as a Canadian Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Canadian Swing
            Loan). Canadian Agent shall not make any Canadian Swing Loan if Canadian Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 2.2.B.(a) and
            Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or
            (ii) the requested Borrowing would result in Canadian Availability being equal to $0 on such Funding Date. Canadian Agent as a

            Canadian Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Canadian Swing Loan.

                  (ii) The Canadian Swing Loans shall be secured by Agent's Liens, constitute Canadian Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Canadian Advances that are Prime Rate Loans.

            (e) SETTLEMENT. It is agreed that each Canadian Lender's funded portion of the Canadian Advances is intended by the Canadian Lenders to equal, at all times, such Canadian Lender's Pro Rata Share of the outstanding Canadian Advances. Such agreement notwithstanding, Canadian Agent and Canadian Lenders and Agent and other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among Canadian Agent and Canadian Lenders as to the Canadian Advances and the Canadian Swing Loans shall take place on a periodic basis in accordance with the following provisions:

                  (i)   Canadian   Agent  shall  request  Settlement  with  the
            Canadian Lenders on a periodic basis contemplated to be weekly, or on a more frequent basis if so determined by Canadian Agent, (1) on behalf of Canadian Agent, with respect to each outstanding Canadian Swing Loan, (2) with respect to Bombay Canada or its Subsidiaries' Collections received (if applicable), as to each by notifying the Canadian Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York, New York time) on the requested Settlement Date. Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Canadian Advances and Canadian Swing Loans for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.2.C.(a)): (y) if a Canadian Lender's balance of the Canadian Advances (including Canadian Swing Loans) exceeds such Canadian Lender's Pro Rata Share of the Canadian Advances (including Canadian Swing Loans) as of a Settlement Date, then Canadian Agent shall, by no later than 12:00 p.m. (New York, New York time) on the Settlement Date, transfer in immediately available funds to the account of such Canadian Lender (as such Canadian Lender may designate), an amount such that each such Canadian Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Canadian Advances (including Canadian Swing Loans), and (z) if a Canadian Lender's balance of the Canadian Advances (including Canadian Swing Loans) is less than such Canadian Lender's Pro Rata Share of the Canadian Advances (including Canadian Swing Loans) as of a Settlement Date, such Canadian Lender shall no later than 12:00 p.m. (New York, New York time) on the Settlement Date transfer in immediately available funds as specified by Canadian Agent, an amount such that each such Canadian Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Canadian Advances (including Canadian Swing Loans). Such amounts made available to

            Canadian Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Canadian Swing Loan and, together with the portion of such Canadian Swing Loan representing Canadian Agent's Pro Rata Share thereof, shall constitute Canadian Advances of such Canadian Lenders. If any such amount is not made available to Canadian Agent by any Canadian Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Canadian Agent shall be entitled to recover for its account such amount on demand from such Canadian Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a Canadian Lender's balance of the Canadian Advances and Canadian Swing Loans is less than, equal to, or greater than such Canadian Lender's Pro Rata Share of the Canadian Advances and Canadian Swing Loans, as of a Settlement Date, Canadian Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Canadian Agent with respect to principal, interest and fees payable by Bombay Canada and allocable to the Canadian Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Canadian Lender after such application, such net amount shall be distributed by Canadian Agent to that Canadian Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Canadian Agent, to the extent no Canadian Swing Loans are outstanding, may pay over to itself any payments received by it, that in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Advances, for application to Canadian Agent's Pro Rata Share of the Canadian Advances constituting Canadian Swing Loans. If, as of any Settlement Date, repayments or Collections (if applicable) of Bombay Canada or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Canadian Agent's Pro Rata Share of the Canadian Advances other than to Canadian Swing Loans, as provided for in the previous sentence, Canadian Agent shall pay to Canadian Lenders, to be applied to the outstanding Canadian Advances of such Canadian Lenders, an amount such that each Canadian Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Canadian Advances. During the period between Settlement Dates, Canadian Agent with respect to Canadian Swing Loans, and each Canadian Lender (subject to the effect of letter agreements between Canadian Agent and individual Lenders) with respect to the Canadian Advances other than Canadian Swing Loans, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Canadian Agent, or the Canadian Lenders, as applicable.

            (f) SEPARATE OBLIGATIONS OF BOMBAY CANADA. Notwithstanding any provision to the contrary in any Loan Document, (i) all Obligations of Bombay Canada under this Agreement and the other Loan Documents are separate and individual Obligations of Bombay Canada from the Obligations of the U.S. Borrowers, (ii) Bombay Canada shall not have any liabilities in respect of U.S. Advances made by the U.S. Lenders to the U.S. Borrowers or in respect or any other Obligations of the U.S. Borrowers to Agent or Lenders arising from or related to U.S. Advances, and (iii) the assets of Bombay Canada shall not serve at any time, directly or indirectly, as security for the payment and performance of the Obligations of the U.S. Borrowers under the Loan Documents.

      2.2.C DEFAULTING LENDER; NOTATIONS; FAILURE TO PERFORM; NOTES; ADDITIONAL ADVANCES

            (a)   DEFAULTING  LENDER.  Agent or Canadian Agent (as the case may
      be) shall not be obligated to transfer to a Defaulting Lender any payments made by either U.S. Borrowers or Bombay Canada (as the case may
      be), to Agent or Canadian Agent (as the case may be) for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent or Canadian Agent (as the case may be) shall transfer any such payments to each other non-Defaulting Lender (either U.S. Lenders or Canadian Lenders, as the case may be) ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other U.S. Lenders or Canadian Lenders, as the case may
      be) or, if so directed by Administrative Borrower or Bombay Canada (as the case may be) and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the other U.S. Lenders or Canadian Lenders, as the case may
      be), retain the same to be re-advanced to either U.S. Borrowers or Bombay Canada, as the case may be, as if such Defaulting Lender had made Advances to applicable Borrowers. Subject to the foregoing, Agent or Canadian Agent (as the case may be) may hold and, in its Permitted Discretion, re-lend to the applicable Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent or Canadian Agent (as the case may be) for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, Canadian Agent and Administrative Borrower or Bombay Canada shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent or Canadian Agent (as the case may
      be) all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent, Canadian Agent or to Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower or Bombay Canada (as the case may be) at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent or Canadian Agent (as the case may be).

      In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (b) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. Canadian Agent shall record on its books the principal amount of the Canadian Advances owing to each Canadian Lender, including the Canadian Swing Loans owing to Canadian Agent, as a Canadian Lender, and the interests therein of each Canadian Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records. In the event of any conflict between the accounts or records maintained by any Lender and the accounts and records maintained by Agent or Canadian Agent, as the case may be, in respect of such matters the account and records of Agent and Canadian Agent, as the case may be, shall control in the absence of manifest error.

            (c)   LENDERS' FAILURE TO PERFORM.  All U.S.  Advances  (other than
      Swing Loans and Agent Advances) shall be made by Lenders contemporaneously and in accordance with their Pro Rata Shares of U.S. Advances. All Canadian Advances shall be made by the Canadian Lenders contemporaneously and in accordance with their Pro Rata Shares of
      Canadian Advances. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and
      (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

            (d) NOTES. Each U.S. Borrower shall execute and deliver on the Closing Date (or such other date on which a U.S. Lender may become a party hereto in accordance with Section 14.1 or an Accordion Lender in accordance with Section 2.1(h)) to Agent for each U.S. Lender which so requests a Note to evidence that U.S. Lender's U.S. Advances, in the principal amount of that U.S. Lender's U.S. Commitment and with appropriate insertions. Bombay Canada shall execute and deliver on the Closing Date (or such other date on which a Canadian Lender may become a party hereto in accordance with Section 14.1) to Canadian Agent for each

      Canadian Lender which so requests a Note to evidence that Canadian Lender's Canadian Advances, in the principal amount of that Canadian Lender's Canadian Commitment and with appropriate insertions.

            (e) ADDITIONAL ADVANCES. Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

      2.3.  PAYMENTS AND REDUCTIONS.

            (a)   PAYMENTS BY BORROWERS.

                  (i)   Except  as  otherwise  expressly  provided  herein, all
            payments by U.S. Borrowers shall be made to Agent's Account for the account of Agent or U.S. Lenders and all payments by Bombay Canada shall be made to the account specified by Canadian Agent for the account of Canadian Lenders and in each case, such payments shall be made in immediately available funds, no later than 1:00 p.m. (New York, New York time) on the date specified herein. Any payment received by Agent or Canadian Agent, as the case may be, later than 1:00 p.m. (New York, New York time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii) Unless Agent receives notice from Administrative Borrower or Canadian Agent receives notice from Bombay Canada, prior to the date on which any payment is due to Lenders that Borrowers will not make such payment in full as and when required, Agent or Canadian Agent (as the case may be) may assume that Borrowers have made (or will make) such payment in full to Agent or Canadian Agent on such date in immediately available funds and Agent or Canadian Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent or Canadian Agent, as applicable, on the date when due, each Lender severally shall repay to Agent or Canadian Agent, as applicable, on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b)   APPORTIONMENT AND APPLICATION OF PAYMENTS.

                  (i) Except as otherwise provided with respect to Defaulting Lenders and subject to Section 2.1.B., aggregate principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among Lenders having a Pro Rata Share of the type of Commitment or

            Obligation to which a particular fee relates. Subject to Section 2.1.B., all payments shall be remitted to Agent and all such payments, and (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                        A. first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                        B. second, to pay any fees then due to Agent or Canadian Agent (for their separate accounts, after giving effect to any letter agreements between Agent or Canadian Agent and the individual Lenders) under the Loan Documents, until paid in full,

                        C. third, to pay the principal of all Canadian Swing Loans, until paid in full,

                        D. fourth, ratably to pay interest due in respect of the Canadian Advances, until paid in full,

                        E. fifth, to pay the principal of all Canadian Advances, until paid in full,

                        F. sixth, to pay any fees then due to any or all of Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                        G. seventh, to pay interest due in respect of all Agent Advances, until paid in full,

                        H. eighth, ratably to pay interest due in respect of the U.S. Advances (other than Agent Advances), until paid in full,

                        I. ninth, to pay the principal of all Swing Loans, until paid in full,

                        J.    tenth,  to  pay   the   principal  of  all  Agent
                  Advances, until paid in full,

                        K. eleventh, to pay any Lender Group Expenses then due to Lenders under the Loan Documents, on a ratable basis, until paid in full,

                        L. twelfth, so long as no Cash Dominion Event has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Administrative Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

                        M. thirteenth, so long as no Cash Dominion Event has occurred and is continuing, to pay the principal of all U.S. Advances, until paid in full,

                        N. fourteenth, if a Cash Dominion Event has occurred and is continuing, ratably (i) to pay the principal of all U.S. Advances, until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders, as cash collateral in an amount up to 103% of the then extant Letter of Credit Usage until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender, as cash collateral in an amount up to 103% of the then extant Acceptance Face Amount until paid in full, and (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Administrative Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                        O. fifteenth, if a Cash Dominion Event has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Administrative Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products), and

                        P. sixteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) Agent or Canadian Agent, as applicable, promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(f).

                  (iii) In  each  instance, so long as no Event of Default  has occurred and is continuing, this Section 2.3(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iv) For purposes of Article II of this Agreement, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (v) In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

      2.4. OVERADVANCES. If, at any time or for any reason, the amount of Obligations of U.S. Borrowers (other than Bank Product Obligations) owed by U.S. Borrowers to the U.S. Lenders pursuant to Section 2.1 or Section 2.11 is greater than either the Dollar or percentage limitations set forth in Section
2.1 or Section 2.11, as applicable (an "Overadvance"), U.S. Borrowers immediately shall pay to Agent in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations of U.S. Borrowers in accordance with the priorities set forth in Section 2.1.B.(a) and 2.3(b). If at any time or for any reason the amount of Obligations owed by Bombay Canada to the Canadian Lenders results in an Overadvance, Bombay Canada immediately shall pay to Canadian Agent in cash the amount of such excess, which amount shall be used by Canadian Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.1.B.(a) and 2.3(b). In addition, U.S. Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents and Bombay Canada hereby promises to pay the Obligations (including principal, interest, fees, costs and expenses) in connection with and arising out of Canadian Advances in Dollars in full to Canadian Agent and Canadian Lenders as when due and payable under the terms of this Agreement and the other Loan Documents.

      2.5. INTEREST RATES, LETTER OF CREDIT FEE, BANKERS' ACCEPTANCE FEE, RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in clause (d) below, all Obligations (except for undrawn Letters of Credit, undrawn Bankers' Acceptances and Bank Product Obligations) that have been charged to the applicable Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, during each Interest Period applicable thereto, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans, and (ii) if the relevant Obligation is an Advance that is a Prime Rate Loan, during each Interest Period applicable thereto, at a per annum rate equal to the Prime Rate plus the Applicable Margin (if any) for Prime Rate Loans.

            (b)   LETTER  OF  CREDIT  FEE.  U.S. Borrowers shall pay Agent (for the ratable benefit of Lenders with a U.S. Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a per annum rate equal to
                                   54
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      the  Applicable Margin times the Daily Balance of the undrawn  amount  of all outstanding Letters of Credit.

            (c) BANKERS' ACCEPTANCE FEE. U.S. Borrowers shall pay Agent (for the ratable benefit of Lenders, subject to any letter agreement between Agent and individual Lenders), a Bankers' Acceptance fee (including customary issuance fees of Issuing Lender) which shall accrue at a per annum rate equal to the Bankers' Acceptance Discount Rate plus the Applicable Margin for Bankers' Acceptances times the Daily Balance of the Acceptance Face Amount.

            (d) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders and the provision of notice to Administrative Borrower),

                  (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the applicable Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder,

                  (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                  (iii) the Bankers' Acceptance fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder, and

            (e) PAYMENT. Interest on (i) LIBOR Rate Loans and Prime Rate Loans shall be payable on each Interest Payment Date, (ii) the Bankers' Acceptance fee shall be payable on the date of discount of each Bankers' Acceptance, and (iii) Letter of Credit fees and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. U.S. Borrowers hereby authorize Agent, from time to time, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserve) to U.S. Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder that are Prime Rate Loans hereunder, and Bombay Canada hereby authorizes Canadian Agent, from time to time, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for herein (as and when accrued or incurred) attributable to Bombay Canada or the credit facility made available to it, and all other payments as and when due and payable under any Loan Document to Bombay Canada's Loan Account, which amounts thereafter shall constitute Canadian Advances hereunder and shall accrue interest at the rate then applicable to Canadian Advances hereunder that are Prime Rate

      Loans hereunder, provided however, that prior to the occurrence and continuation of a Cash Dominion Event, Borrowers may elect to pay such interest, fees and expenses set forth on the statement provided by Agent or Canadian Agent, as the case may be, pursuant to Section 2.9, to Agent or Canadian Agent, as the case may be, directly in lieu of such interest, fees or Lender Group Expenses being charged to the applicable Loan Account. Any interest not paid when due shall be compounded by being charged to the applicable Loan Account and shall thereafter constitute U.S. Advances or Canadian Advances hereunder, as applicable and shall accrue interest at the rate then applicable to Advances that are Prime Rate Loans hereunder.

            (f) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Prime Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Prime Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Prime Rate.

            (g)   INTENT TO  LIMIT  CHARGES TO MAXIMUM LAWFUL RATE.  The Lender
      Group and Borrowers intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof each Lender stipulates and agrees that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. No Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lender Group expressly disavows any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If
      (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum under applicable Law, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, the Lender Group shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law. As used in this section the term "applicable Law" means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

            (h) INTEREST ACT DISCLOSURE. For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement or any
      Note is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest or fee calculation under this Agreement and any Note, and (iii) the rates of interest stipulated in this Agreement and any Note are intended to be nominal rates and not effective rates or yields.

      2.6.  CASH MANAGEMENT.

            (a) U.S. Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks (a "Cash Management Bank") set forth on Schedule
      7.20 (ii) promptly, and in any event no later than the first Business Day after the date of receipt thereof, cause all Collections of U.S. Borrowers or cash proceeds of Accounts of U.S. Borrowers to be deposited only into local depository accounts ("Local Accounts") or concentration depository accounts ("Concentration Accounts"), each set forth on
      Schedule 7.20 and (iii) direct all Cash Management Banks with Local Accounts to (A) so long as no Cash Dominion Event has occurred and is continuing, cause all Collections of U.S. Borrowers in an amount greater than $50,000 to be transferred no less frequently than twice each week, to and only to, a Concentration Account or an Agent Account, and (B) after the occurrence and during the continuance of a Cash Dominion Event cause all Collections of U.S. Borrowers in an amount greater than $10,000 then held in each such Local Account to be transferred no less frequently than once each day to, and only to, a Concentration Account or Agent's Account. If, notwithstanding the provisions of this Section 2.6, after the occurrence and during the continuance of a Cash Dominion Event, any U.S. Borrower receives or otherwise has dominion over or control of any Collections, such U.S. Borrower shall hold such Collections in trust for Agent and shall not commingle such Collections with any of U.S. Borrowers' other funds or deposit such Collections in any account of U.S. Borrowers except as instructed by Agent.

            (b) U.S. Borrowers shall establish and maintain Control Agreements with Agent and each Cash Management Bank with respect to each Concentration Account. Each such Control Agreement shall provide, among other things, that after the occurrence and during the continuance of a Cash Dominion Event, (i) upon notice from Agent, the Cash Management Bank will comply with instructions of Agent directing the disposition of funds in the Concentration Account without further consent by U.S. Borrowers,
      (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such Concentration Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Concentration Accounts to the Agent's Account.

            (c) U.S. Borrowers shall establish and maintain Credit Card Agreements with Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds due with respect to credit card charges for sales (net of expenses and chargebacks of the Credit Card Issuer or Credit Card Processor) by U.S. Borrowers received by it (or other amounts payable by such Credit Card Processor) into a designated Concentration Account on a daily basis. U.S. Borrowers shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

            (d) So long as no Cash Dominion Event has occurred and is continuing, Administrative Borrower may amend Schedule 7.20 to add or replace a Cash Management Bank or Deposit Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Deposit Account with the prospective Cash Management Bank, and
      (ii) prior to the time of the opening of any Concentration Account, U.S. Borrowers and such prospective Cash Management Bank shall have executed and delivered to Agent a Control Agreement in accordance with Section 2.6(b) above. U.S. Borrowers shall close any of their Deposit Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Concentration Accounts or Agent's liability under any Control Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment. If, notwithstanding the provisions of this Section 2.6, after the occurrence and during the continuance of a Cash Dominion Event, any Borrower receives or otherwise has dominion over or control of any Collections, such Borrower shall hold such Collections in trust for Agent and shall not commingle such Collections with any of Borrowers' other funds or deposit such Collections in any account of Borrowers except as instructed by Agent.

            (e) After the occurrence and during the continuance of a Cash Dominion Event, the Deposit Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien on each Deposit Account to Agent.

      2.7.  CREDITING PAYMENTS; FLOAT CHARGE.

            (a) The receipt of any payment item by Agent or Canadian Agent, as the case may be (whether from transfers to Agent or Canadian Agent (as the case may be) by the Cash Management Banks pursuant to the Control Agreements or otherwise shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or an account specified by Canadian Agent (as the case may be) or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent or Canadian Agent (as the case my be) only if it is received into the Agent's Account or an account specified by Canadian Agent (as the case may be) on a Business Day on or before 1:00 p.m. (New York, New York time). If any payment item is received into the Agent's Account or an account specified by Canadian Agent (as the case may be) on a non-Business Day or after 1:00 p.m. (New York, New York time) on a Business Day, it shall be deemed to have been received by Agent or Canadian Agent (as the case may be) as of the opening of business on the immediately following Business Day.

            (b) After the occurrence and during the continuance of a Cash Dominion Event, Agent or Canadian Agent (as the case may be) shall be entitled to charge Borrowers for 1 Business Day of `clearance' or `float' at the rate then applicable under Section 2.5 to Advances that are Prime Rate Loans on all Collections that are received by Borrowers and their Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Agent or otherwise). This across the board 1 Business Day clearance or float charge on all Collections of Borrowers and their Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary
      Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending 1 Business Day after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.7 shall be for the exclusive benefit of Agent.

      2.8. DESIGNATED ACCOUNT. Agent and Canadian Agent are authorized to make the Advances and Issuing Lender is authorized to issue the Credit Instruments under this Agreement based upon telephonic or other instructions received from any Authorized Person, or without instructions if pursuant to
Section 2.5(d). Agent shall be entitled to rely, and shall be fully protected in relying upon, any Credit Instrument, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by an Authorized Person. Canadian Agent shall be entitled to rely, and shall be fully protected in relying upon, any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by an Authorized Person of Bombay Canada. Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or Lenders hereunder.

Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance, or Swing Loans requested by U.S. Borrowers and made by Agent or Lenders hereunder shall be made to the Designated Account. Bombay Canada agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Canadian Advances requested by Bombay Canada and made by Canadian Agent or Canadian Lenders hereunder. Unless otherwise agreed by Canadian Agent and Bombay Canada, any Canadian Advance or Canadian Swing Loans requested by Bombay Canada and made by Canadian Agent or Canadian Lenders hereunder shall be made to the Designated Account.

      2.9. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of U.S. Borrowers and Canadian Agent shall maintain an account on its books in the name of Bombay Canada (in either case and as applicable, the "Loan Account") on which the applicable Borrowers will be charged with the Advances (including Agent Advances and Swing Loans) made by Agent, Canadian Agent, Swing Lender, or Lenders to applicable Borrowers or for applicable Borrowers' account, the Credit Instruments issued by Issuing Lender for U.S. Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Sections 2.6 and 2.7, the applicable Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. In accordance with Sections 2.6 and 2.7, the applicable Loan Account will be credited with all payments received by Canadian Agent from Bombay Canada or for Bombay Canada's account, including all amounts received in the Canadian Agent's Account from any Cash Management Bank. Agent and Canadian Agent, as the case may be, shall render statements regarding the applicable Loan Account to Administrative Borrower and Bombay Canada, as the case may be, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower or Bombay Canada, as the case may be, Administrative Borrower or Bombay Canada, as the case may be, shall deliver to Agent or Canadian Agent, as the case may be, written objection thereto describing the error or errors contained in any such statements.

      2.10. FEES. U.S. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

            (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee (the "Unused Line Fee") in the amount equal to 0.250% per annum times the result of (A) the Maximum Revolver Amount, less (B) the average Daily Balance of the Revolver Usage during the immediately preceding month;

            (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
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


      2.11. CREDIT INSTRUMENTS.

            (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of U.S. Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of U.S. Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, the applicable U.S. Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed (x) the U.S. Borrowing Base minus (y) the sum of the then extant amount of outstanding U.S. Advances plus the then extant Acceptance Face Amount, or

                  (ii) the Letter of Credit Usage plus the then extant Acceptance Face Amount would exceed $60,000,000, or

                  (iii) the Letter  of  Credit  Usage  would exceed the Maximum
            Revolver Amount less the then extant amount of outstanding Advances plus the then extant Acceptance Face Amount.

            (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.11(a), each U.S. Lender agrees to fund its Pro Rata Share of the U.S. Advance deemed made pursuant to Section 2.11(g) on the same terms and conditions as if the applicable U.S. Borrower or U.S. Borrowers had requested such U.S. Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the applicable U.S.
      Lenders.   By the issuance of a Letter of Credit (or an  amendment  to  a
      Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the U.S. Lenders, the Issuing Lender shall be deemed to have granted to each U.S. Lender, and each U.S. Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such U.S. Lender agrees to pay to Agent, for the account of the Issuing Lender, such U.S. Lender's Pro Rata Share of any payments made by the Issuing
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      Lender under such Letter of Credit.   In consideration and in furtherance
      of the foregoing, each U.S. Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such U.S. Lender's Pro Rata Share of each L/C Disbursement made on account of U.S. Borrowers by the Issuing Lender and not reimbursed by the applicable U.S. Borrower or U.S. Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to any U.S. Borrower for any reason. Each U.S. Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in
      Section 3 hereof.   If  any  such Lender fails to make available to Agent
      the amount of such Lender's Pro Rata Share of each L/C Disbursement on account of U.S. Borrowers made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such U.S. Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such U.S. Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

            (c) Subject to the terms and conditions set forth in this Agreement and the execution by the applicable U.S. Borrower of an
      Acceptance  Agreement  in  Agent's  customary   form   (the   "Acceptance
      Agreement") and a certification by U.S. Borrowers that the bankers' acceptances relate to goods in transit, upon the written request of the applicable U.S. Borrowers, the Issuing Lender, on behalf of the U.S. Lenders, and in reliance upon the agreement of U.S. Lenders set forth in
      Section 2.11(d) hereof and upon the representations and warranties of U.S. Borrowers contained herein, agrees, in its individual capacity, to discount Eligible Drafts for the account of U.S. Borrowers (all such accepted and discounted Eligible Drafts whether heretofore or hereafter issued being referred to individually as a "Banker's Acceptance" and collectively as the "Bankers' Acceptances"); provided, however, that any Bankers' Acceptance issued shall provide for a maturity date not longer than 180 days provided that in no event shall such maturity extend beyond the Maturity Date unless, prior to the time of such issuance, the applicable U.S. Borrowers have delivered to Agent cash collateral in an amount equal to 103% of the face amount of such Bankers' Acceptance; and provided, further, that, after giving effect to such request, (i) the sum of the Letters of Credit Usage plus the then extant Acceptance Face Amount shall not exceed $60,000,000, (ii) U.S. Revolver Usage shall not exceed the lesser of (A) the U.S. Borrowing Base, and (B) the Maximum Revolver Amount minus Canadian Advances; and provided, further, that the Issuing Lender shall not accept an Eligible Draft if the face amount of all outstanding drafts accepted by the Issuing Lender which are of the type described in paragraph 7 of Section 13 of the Federal Reserve Act (12 USC {section}372), as amended from time to time, or any successor statute, would cause the Issuing Lender to violate any limitation imposed upon it under said paragraph or would cause the Issuing Lender to violate such limitation if all such drafts were sold by the Issuing Lender in the secondary market. To expedite the acceptance and discounting of Eligible Drafts, the applicable U.S. Borrower shall provide to the Issuing Lender fully executed drafts, which shall be blank as to dates and amounts. The
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      applicable  U.S.  Borrowers  may request the Issuing Lender to accept and discount an Eligible Draft by submitting to the Issuing Lender by no later than 12:00 noon (New York, New York time) or the proposed date of acceptance and discounting a bankers' acceptance application in the Issuing Lender's customary form, completed to the satisfaction of the Issuing Lender and accompanied by such documents as may be required by the Issuing Lender to establish that the drafts to be accepted and discounted will (if accepted and endorsed by a member bank of the Federal Reserve System) be eligible for discount by such Federal Reserve Bank. The Issuing Lender shall make available to the applicable U.S. Borrower
      at   the  time  of  acceptance  of  each  Eligible  Draft  and  upon  the satisfaction of the conditions set forth in Section 3.1 and Section 3.3 hereof, an amount equal to the discounted value of such Eligible Draft based on: (x) the stated maturity date of such Eligible Draft, (y) the face amount of such Eligible Draft, and (z) the Bankers' Acceptance Discount Rate.

            (d) Upon receipt of such bankers' acceptance application, Agent shall notify each U.S. Lender of its Pro Rata Share of the Bankers' Acceptance on account of U.S. Borrowers. Subject to the terms and conditions hereof, each U.S. Lender severally agrees that it shall participate in any Bankers' Acceptances upon notification by Agent that it has received an application for acceptance and discounting of an Eligible Draft in form and substance satisfactory to the Issuing Lender. Agent agrees to furnish each U.S. Lender with a copy of each Bankers' Acceptance promptly after issuance. Each U.S. Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever to the extent of such U.S. Lender's Pro Rata Share of the Risk Participation Liability, to reimburse Agent on demand for the amount of each draft paid by the Pro Rata Share under each Bankers' Acceptance on account of U.S. Borrowers to the extent such amount is not reimbursed by U.S. Borrowers pursuant to Section 2.11(f) hereof. If any such U.S. Lender fails to make available to Agent the amount of such U.S. Lender's Pro Rata Share under any Bankers' Acceptance on account of U.S. Borrower as provided in this Section, such U.S. Lender shall be deemed a Defaulting Lender and Agent (for the account of Issuing Lender) shall be entitled to recover such amount on demand from such U.S. Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

            (e) Each such payment made by a U.S. Lender shall be treated as the purchase by such U.S. Lender of a participating interest in the applicable U.S. Borrowers' reimbursement obligations under Section 2.11(f) hereof in an amount equal to such payment.

            (f) Each U.S. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Credit Instrument. Each U.S. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C or Bankers' Acceptance issued by Issuing
      Lender to or for such U.S. Borrower's account, even though this interpretation may be different from such Borrower's own, and each U.S. Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission
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      (except,  as  to any member of the Lender Group, to the extent caused  by its gross negligence or willful misconduct), in following U.S. Borrowers'
      instructions  or   those  contained  in  any  Credit  Instrument  or  any
      modifications, amendments, or supplements thereto. Each U.S. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by U.S. Borrowers against such Underlying Issuer. Each U.S. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group
      under   any   Credit  Instrument  as  a  result  of  the  Lender  Group's indemnification of any Underlying Issuer or Issuing Lender.

      THE FOREGOING INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY MEMBER OF THE LENDER GROUP,

      provided only that no member of the Lender Group shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

            (g) U.S. Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) and each Bankers' Acceptance shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit or a Bankers' Acceptance, U.S. Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender or Acceptance Face Amount, as applicable, by paying to Agent an amount equal to such L/C Disbursement or Acceptance Face Amount. All such payments shall be made no later than 1:00 p.m. (New York, New York time) on the date that such L/C Disbursement is made or demand for payment is made under a Bankers' Acceptance, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement or Banker's Acceptance, as applicable, prior to 1:00 p.m. (New York, New York time), on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 1:00 p.m. (New York, New York time), on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 1:00 p.m. (New York, New York time), on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement or payment under such Bankers' Acceptance, as applicable, immediately and automatically shall be deemed
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      to be an Advance to the applicable U.S. Borrower hereunder subject to the provisions of Section 2.1.B. and, thereafter, shall bear interest at the applicable rate for such Letter of Credit or Banker's Acceptance, as
      applicable.   To  the  extent  an  L/C  Disbursement  or payment under  a
      Bankers' Acceptance, as applicable, is deemed to be an Advance hereunder, a U.S. Borrower's obligation to reimburse such L/C Disbursement or payment under a Bankers' Acceptance, as applicable, shall be discharged and replaced by the resulting U.S. Advance. Promptly following receipt by Agent of any payment from the applicable U.S. Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender to the extent that the applicable Lenders have made payments pursuant to
      Section 2.11(f) to reimburse the Issuing Lender, as applicable, then to such U.S. Lenders and the Issuing Lender as their interest may appear.

            (h)   Each  U.S.  Borrower  hereby  authorizes  and   directs   any
      Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (i) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Credit Instruments shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by U.S. Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each U.S. Borrower that, (i) the issuance fee imposed by the prospective Underlying Issuer is one-eighth of one percent per annum times the face amount of each Underlying Letter of Credit, (ii) the Issuing Lender may charge customary issuance fees with respect to the issuance of any Credit Instrument hereunder and
      (iii) the Underlying Issuer or the Issuing Lender also imposes a schedule of charges for amendments, extensions, drawings, and renewals; in each case it being agreed that U.S. Borrowers as to each Credit Instrument shall not be subject to charges both of the Issuing Lender plus the Underlying Issuer.

            (j) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or
      (ii) compliance by the Underlying Issuer, the Issuing Lender or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Credit Instrument issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer, the Issuing Lender or the Lender Group any other condition regarding any Underlying Letter of Credit or any Credit Instrument issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guarantying, or maintaining any Credit Instrument or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and U.S. Borrowers shall pay within 1 Business Day after demand such amounts as Agent may specify to be necessary
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

to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Prime Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            (k) Each U.S. Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Sections 2.5(b) and 2.12(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, the Borrowers immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

      2.12. LIBOR OPTION.

            (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Prime Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of
      (i) the Interest Payment Date applicable to LIBOR Rate Loans, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower or Bombay Canada, as the case may be, properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Prime Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent or Canadian Agent (as the case may be) shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans with an initial Interest Period greater than 3 months to the rate then applicable to Prime Rate Loans hereunder.

            (b)   LIBOR ELECTION.

                  (i) Administrative Borrower with respect to U.S. Advances or Bombay Canada with respect to Canadian Advances, may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent or Canadian Agent, as the case may be, prior to 1:00 p.m. (New York, New York time) at least 2 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR
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            Deadline").  Notice of Administrative Borrower's or Bombay Canada's
            election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent with respect to US. Advances or Canadian Agent with respect to Canadian Advances of a LIBOR Notice received by Agent with respect to U.S. Advances or Canadian Agent with respect to Canadian Advances before the LIBOR Deadline, or by telephonic notice received by Agent, before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent or the Canadian Agent, as the case may be, prior to 5:00 p.m.
            (New York, New York time) on the  same  day).   Promptly  upon  its
            receipt of each such LIBOR Notice, Agent or Canadian Agent, as the case may be, shall provide a copy thereof to each Lender having a Commitment.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent, the Canadian Agent and Lenders harmless against any loss, cost, or expense incurred by Agent, the Canadian Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent, Canadian Agent, Canadian Lenders or any Lender, be deemed to equal the amount determined by Agent, Canadian Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent, Canadian Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent, Canadian Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent, Canadian Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error.

                  (iii) Borrowers shall have not more  than  5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $1,000,000 in excess thereof.

            (c)   PREPAYMENTS  OF  LIBOR  RATE  LOANS.   (i) U.S. Borrowers may
      prepay  LIBOR Rate Loans at any time and (ii) Bombay  Canada  may  prepay
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      LIBOR Rate Loans at any time with respect to Canadian Advances; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment (whether or not through the required application by Agent of proceeds of Borrowers' and their
      Subsidiaries'   Collections   in  accordance  with  Section  2.4(b)),  if
      applicable or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, (A) each U.S. Borrower shall indemnify, defend, and hold Agent and Lenders and their Participants, and
      (B) Bombay Canada shall indemnify, defend, and hold Canadian Agent and Canadian Lenders and their Participants, harmless against any and all Funding Losses in accordance with clause (b) above.

            (d)   SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i)   The LIBOR  Rate  may  be  adjusted by Agent or Canadian
            Agent, as the case may be, with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower or Bombay Canada, as the case may be, and Agent or Canadian Agent, as the case may be, notice of such a determination and adjustment and Agent or Canadian Agent, as the case may be, promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower or Bombay Canada, as the case may be, may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower or Bombay Canada, as the case may be, a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent or Canadian Agent, as the case may be, and Administrative Borrower or Bombay Canada, as the case may be, and Agent or Canadian Agent, as the case may be, promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice
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            shall be deemed to be the last day of the Interest  Period  of such
            LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Prime Rate Loans, and (z) applicable Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so. Each U.S. Lender at such time having as its lending office an office outside the United States agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for such a notice of changed circumstances and would not, in the good faith judgment of such U.S. Lender, otherwise be
            disadvantageous to such U.S. Lender.   Each Canadian Lender at such
            time having as its lending office an office outside of Canada agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for such a notice of changed circumstances and would not, in the good faith judgment of such Canadian Lender, otherwise be disadvantageous to such Canadian Lender.



            (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, Canadian Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.13. CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). Notwithstanding anything to the contrary in this Section, Borrower will not be required to compensate any Lender pursuant to this Section for any reduction incurred more than 180 days before such Lender notified Borrower of the change in law (or other circumstance) giving rise to such reduction. In determining such amount,
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such  Lender may use any reasonable  averaging  and  attribution  methods.   In
determining such amount, such Lender may use any reasonable averaging and attribution methods.

      2.14. JOINT AND SEVERAL LIABILITY OF U.S. BORROWERS.

            (a) Each U.S. Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Agent and Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower (including Bombay Canada) and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

            (b) Each U.S. Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Borrowers, with respect to the payment and performance of all of the Obligations
      (including, without limitation, any Obligations arising under this Section 2.14), it being the intention of U.S. Borrowers that all the Obligations (including those of Bombay Canada) shall be the joint and several obligations of U.S. Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Persons composing U.S. Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of U.S. Borrowers under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each U.S. Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each U.S. Borrower hereby waives notice of acceptance of its joint and
      several  liability,  as  applicable,  notice  of   any  Advances,  Credit
      Instruments issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent, Canadian Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages, any and al suretyship defenses and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each U.S. Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent, Canadian Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision
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      of  this  Agreement, any and all other indulgences whatsoever  by  Agent,
      Canadian Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each U.S. Borrower assents to any other action or delay in acting or failure to act on the part of any of Agent, Canadian Agent or any Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.14 afford grounds for terminating, discharging or relieving any U.S. Borrower, in whole or in part, from any of its Obligations under this Section 2.14, it being the intention of U.S. Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such U.S. Borrower under this Section 2.14 shall not be discharged except by performance and then
      only to the extent of such  performance.   The  Obligations  of each U.S.
      Borrower  under  this  Section 2.14  shall  not be diminished or rendered
      unenforceable   by   any   winding   up,   reorganization,   arrangement,
      liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender. The joint and several liability of U.S.
      Borrowers   hereunder   shall   continue   in   full   force  and  effect
      notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of U.S. Borrowers or any Agent or Lender.

            (f) Each U.S. Borrower represents and warrants to Agent, Canadian Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each U.S. Borrower further represents and warrants to Agent, Canadian Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each U.S. Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            (g) The provisions of this Section 2.14 are made for the benefit of Agent, Canadian Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all U.S. Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other U.S. Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent, Canadian Agent or Lender upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this
      Section 2.14 will forthwith be reinstated in effect, as though such payment had not been made.

            (h) Each U.S. Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent, Canadian Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent, Canadian Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (i) Each U.S. Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.3(b).

      2.15. JUDGMENT CURRENCY; CONTRACTUAL CURRENCY.

            (a) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 2.15 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 2.15 being hereinafter referred to as the "Judgment Conversion Date").
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            (b)   If,  in  the  case  of  any  proceeding in the court  of  any jurisdiction referred to in Section 2.15, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this Section 2.15(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

            (c) The term "rate of exchange" in this Section 2.15 means the rate of exchange at which Agent would, on the relevant date at or about 12:00 p.m. (New York, New York time), be able to sell the Obligation Currency against the Judgment Currency to prime banks.

            (d) Any amount received or recovered by any Agent, Canadian Agent or Lender in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Borrower under this Agreement or under any of the other Loan Documents in a currency other than the currency (the "Contractual Currency") in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that such Agent, Canadian Agent or Lender is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the Contractual Currency so purchased is less than the amount of the Contractual Currency so expressed to be due, such Borrower shall indemnify such Agent and Canadian Lender against any loss sustained by it as a result, including the cost of making any such purchase other than losses resulting from the gross negligence or willful misconduct of the Person seeking such indemnification.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent in its Permitted Discretion, of each of the conditions precedent set forth below:

            (a)   the Closing Date shall occur on or before September 29, 2004;

            (b) Agent shall have received appropriate financing statements on Form UCC-1 and PPSA registration statements duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent's Liens in and to the Collateral and Agent shall have received searches reflecting the filing of all such financing statements and PPSA registration statements and otherwise satisfactory to Agent;

            (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent in its Permitted Discretion, duly executed, and each such document shall be in full force and effect:

                  (i)   this Agreement,

                  (ii)  the Canadian Security Documents,

                  (iii) the Guaranty,

                  (iv)  the Control Agreements,

                  (v)   the Credit Card Agreements,

                  (vi)  the Disbursement Letter,

                  (vii) the Due Diligence Letter,

                  (viii)the Fee Letter,

                  (ix)  the Notes,

                  (x) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lenders of their Liens in and to the properties and assets of Borrowers and their Subsidiaries,

                  (xi) the Eligible Drafts as required pursuant to Section 2.11(c), and

                  (xii) additional documents required to be determined;

            (d) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

            (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

            (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;
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

            (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

            (h)   Agent  shall   have  received  a  certificate  of  insurance,
      together with the endorsements thereto, as are required by Section 6.7, the form and substance of which shall be satisfactory to Agent;

            (i) Agent shall have received Collateral Access Agreements with respect to each warehouse, distribution center, fulfillment center, contract warehouse or other real property (other than a retail store location) leased by a Borrower;

            (j) Agent shall have received opinions from each of Borrowers' U.S. and Canadian counsel in form and substance satisfactory to Agent;

            (k) Borrowers shall have received a Borrowing Base Certificate demonstrating Availability in an amount no less than $10,000,000 after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents;

            (l) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, and (ii) an inspection of each of the locations selected by Agent where Borrowers' and their Subsidiaries' Inventory is located, the results of which shall be satisfactory to Agent;

            (m) Agent shall have received an appraisal of the Net Retail Liquidation Value and Net Liquidation Percentage applicable to Borrowers' and their Subsidiaries' Inventory, the results of which shall be satisfactory to Agent;

            (n)   Agent shall have received Borrowers'  Closing  Date  Business
      Plan;

            (o) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

            (p)   [Reserved];

            (q) Agent shall have received evidence satisfactory in Agent's Permitted Discretion that Borrowers have received all consents, all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers or their Subsidiaries of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and
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

            (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

      3.2.  RESERVED.

      3.3. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates;

            (d) Agent shall have received the most recent Borrowing Base Certificate required to be delivered to Agent in accordance with Section 6.2; and

            (e)   no Material Adverse Change shall have occurred.

      3.4. TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, Canadian Agent and Lenders and shall continue in full force and effect for a term ending on the Maturity Date. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5. EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of U.S. Borrowers with respect to any outstanding Credit Instruments, and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) U.S. Borrowers providing cash collateral to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 103% of the then extant Letter of Credit Usage and Acceptance Face Amount, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender and the cancellation of any Bankers' Acceptances, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers or their Subsidiaries of their duties, Obligations, or covenants hereunder and Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and fully discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and fully discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

      3.6. EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 5 Business Days prior written notice by Administrative Borrower to Agent, to (a) so long as no Accordion Activation shall have occurred, permanently reduce the Commitment in the minimum amount of $25,000,000 and integral multiples of $25,000,000 in excess thereof provided, that (i) the Commitment shall not be permanently reduced to an amount less than $75,000,000 and (b) terminate this Agreement by paying to Agent, in cash, the Obligations (including (x) either (i) U.S. Borrowers providing cash collateral to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 103% of the then extant Letter of Credit Usage and Acceptance Face Amount or
(ii) causing the original Letters of Credit to be returned to the Issuing Lender and the cancellation of any Bankers' Acceptances, and (y) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) U.S. Borrowers providing cash collateral to be held by Agent for the benefit of those Lenders with a Commitment in an amount equal to 103% of the then extant Letter of Credit Usage and Acceptance Face Amount, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender and the cancellation of any Bankers' Acceptances, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Products Obligations), in full on the date set forth as the date of termination of this Agreement in such notice.

4.    CREATION OF SECURITY INTEREST.

      4.1. GRANT OF SECURITY INTEREST. Each U.S. Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by U.S. Borrowers of each of their covenants and duties under the Loan Documents. Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or U.S. Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions or any other disposition permitted under Section 7.5, Borrowers and their Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral (it being understood, with respect to any such Permitted Disposition of Collateral, Agent's Liens in and to such Collateral shall be released automatically upon consummation of such Permitted Disposition, and the proceeds and products of such Permitted Disposition shall be subject to Agent's Liens).

      4.2. OTHER COLLATERAL. Each U.S. Borrower agrees to take the following actions at any time and solely if proceeds or products of the Specified Collateral constitutes any of the following:

            (a) In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable U.S. Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.

            (b) If any U.S. Borrower shall, acquire any certificated securities, such Borrower shall forthwith endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities now or hereafter acquired by any U.S. Borrower are uncertificated and are issued to such U.S. Borrower or its nominee directly by the issuer thereof, such U.S. Borrower shall immediately notify Agent thereof and, at Agent's request and option, either (a) cause the issuer to enter into a Control Agreement, or (b) pursuant to an agreement in form and substance satisfactory to Agent, arrange for Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any U.S. Borrower are held by such U.S. Borrower or its nominee through a securities intermediary or commodity intermediary, such U.S. Borrower shall immediately notify Agent thereof and, at Agent's request and option, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to enter into a Control Agreement, or (ii) pursuant to an agreement in form and substance satisfactory to Agent, in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Agent to become the entitlement holder with respect to such Investment Property, with such U.S. Borrower being permitted, only with the consent of Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which Agent is the securities intermediary.

            (c) If any Borrowers acquire an interest in any electronic chattel paper or any "transferable record," as that term is defined in
      Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in {section}16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Borrower shall promptly notify Agent thereof and, at the request and option of Agent, shall take such action as Agent may reasonably request to vest in Agent control, under {section}9-105 of the Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, {section}16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

      4.3. COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of U.S. Borrowers that U.S. Borrowers' Accounts, have been assigned to Agent or that Agent has a security interest therein, or (b) collect U.S. Borrowers' Accounts directly and charge the collection costs and expenses to the applicable Loan Account. Subject to Section 2.6, each U.S. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its or its Subsidiaries' Collections that it receives without commingling the same with other funds of U.S. Borrowers and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by such U.S. Borrower or its Subsidiaries, together with any necessary endorsements or assignments.

      4.4.  AUTHORIZATION TO FILE FINANCING STATEMENTS.

            (a) Each Borrower hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Code jurisdiction any initial financing statements and amendments thereto that
      (a) indicate the Collateral and (b) provide any other information required by part 5 of Article 9 of the Code or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower. Each Borrower agrees to furnish any such information to Agent promptly upon request. Each Borrower also ratifies its authorization for Agent to have filed in any Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

            (b) Each U.S. Borrower further agrees, upon the request of Agent and at Agent's option, to take any and all other actions as Agent may determine in its Permitted Discretion to be necessary or useful for the attachment, perfection and first priority of, and the ability of Agent to enforce, Agent's Lien in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Code, to the extent, if any, that such Borrower's signature thereon is required therefor, (b) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, Agent's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to Agent, including any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Agent, and (f) taking all actions under any earlier versions of the Code or under any other law, as determined by Agent in its Permitted Discretion to be applicable in any relevant Code or other jurisdiction, including any foreign jurisdiction.
                                   79
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      4.5.  POWER  OF  ATTORNEY.   Each U.S. Borrower hereby irrevocably makes,
constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such U.S. Borrower's true and lawful attorney, with power to (a) if such U.S. Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such U.S. Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such U.S. Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of U.S. Borrowers' or their Subsidiaries' Accounts,
(d) after the occurrence of and during the continuation of an Event of Default, endorse such U.S. Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such U.S. Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(f) at any time that an Event of Default has occurred and is continuing, settle
and  adjust  disputes  and   claims   respecting   U.S.   Borrowers'  or  their
Subsidiaries' Accounts, chattel paper, or General Intangibles constituting Collateral directly with Account Debtors or other Persons obligated on any of the Collateral, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and
releases that Agent determines to be necessary.   The  appointment  of Agent as
each U.S. Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

      4.6. RIGHT TO INSPECT; INVENTORIES, APPRAISALS AND AUDITS, ENVIRONMENTAL ASSESSMENTS. Agent (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter (which shall be at reasonable times following reasonable notice to Administrative Borrower, prior to the occurrence of and during the continuation of an Event of Default) to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

            (a) At Borrowers' expense, an Approved Inventory Servicer shall conduct physical inventories at, at least 95% of Borrowers' store locations 1 time per Fiscal Year, and at each of Borrowers' distribution centers at least 1 time per Fiscal Year at such times as shall be determined by Borrowers with notice to Agent. Agent, at the expense of Borrowers, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrowers at each of Borrowers' distribution centers and at not more than 10% of Borrowers' store locations. The Administrative Borrower shall provide Agent with the preliminary Inventory levels at each of each Borrower's stores within 15 Business Days following the completion of such inventory. The Administrative Borrower, within 45 days following the completion of each such inventory in the aggregate, shall provide Agent with an aggregate reconciliation of the results of such inventory and shall post such results to Borrowers' stock ledger and general ledger, as applicable. Agent, in its Permitted Discretion, if a Cash Dominion Event exists, may, and shall at the
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

      Required Lender's direction, cause 1 additional inventory per Fiscal Year to be taken (at the expense of Borrowers).

            (b)   At Borrowers' expense, upon the request of Agent from time to time, Borrowers will obtain and deliver to Agent, or, if Agent so elects, will cooperate with Agent in Agent's obtaining, a report of an independent collateral auditor satisfactory to Agent (which may be affiliated with one of Lenders) with respect to the Books and Accounts and Inventory components included in the Aggregate Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrowers) and Inventory (including verification as to the value, location and respective types); provided, however, that prior to the occurrence of a Cash Dominion Event, Borrowers shall not be obligated to pay for more than 2 commercial finance exams in any 12 month period, provided, further, that prior to the occurrence of a Cash Dominion Event, Borrowers shall be obligated to pay for any commercial finance exams (i) conducted in connection with Borrowers request to add Eligible Accounts of Wholesale, Accounts with respect to private label credit cards, or Accounts with respect to Permitted Acquisitions to the U.S. Borrowing Base, and (ii) in the event that the Canadian Revolver Usage is greater than $0 for 60 days. Without in any way limiting Agent's rights hereunder so long as there has not occurred a Cash Dominion Event as of the Closing Date, it is Agent's expectations not to require more than 1 commercial finance exam per calendar year.

            (c) Agent may from time to time, if a Cash Dominion Event exists, obtain inventory appraisals conducted by such appraisers as are satisfactory to Agent or conduct inventory appraisals (in all events, at Borrowers' expense). If Agent determines that there have been changes in markdowns, inventory mix and composition, accounting methods or any other factors affecting the value of the Collateral, Agent may in its Permitted Discretion have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the
      Eligible Inventory portion of the Collateral and, as a result, redetermining the Aggregate Borrowing Base; provided however, that prior to the occurrence of a Cash Dominion Event, Borrowers shall not be obligated to pay for more than 2 appraisals in any 12 month period provided, further, that prior to the occurrence of a Cash Dominion Event, Borrowers shall be obligated to pay for any inventory appraisals (i) conducted in connection with Borrowers request to add Inventory with respect to Permitted Acquisitions to the U.S. Borrowing Base,
      (ii) Inventory at a port of entry in a State of the United States or from a third party location to a location set forth on Schedule E-1 and (iii) in the event that the Canadian Revolver Usage is greater than $0 for 60 days. Without in any way limiting Agent's rights hereunder, so long as there has not occurred a Cash Dominion Event, as of the Closing Date, it is Agent's expectation not to require more than 1 appraisal per calendar year.

      4.7. CONTROL AGREEMENTS. Following the occurrence of a Cash Dominion Event, Borrowers agree that they will not, and will not permit their Subsidiaries to, transfer assets out of any of their Deposit Accounts or
Securities Accounts. Following the occurrence of a Cash Dominion Event, Borrowers agree that they will and will cause their Subsidiaries to take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Deposit Accounts, Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Subject to
Section 2.6, upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

      4.8. GRANT OF NON-EXCLUSIVE LICENSE. For the purpose of enabling Agent to exercise Agent's rights and remedies under Section 9.1 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as Agent shall be lawfully entitled to exercise Agent's rights and remedies under Section 9.1, each U.S. Borrower hereby (i) grants to Agent, for the benefit of Agent and the other Lenders, a royalty free, non-exclusive, irrevocable license, such license being with respect to Agent's exercise of the Agent's rights and remedies under Section 9.1 including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply, and affix any trademark, trade name, logo, or the like in which any U.S. Borrower now or hereafter has rights, (b) to use, license or sublicense any intellectual property, computer software now owned, held or hereafter acquired by such U.S. Borrower, including in such license access to all media such and to the extent to which any of the licensed items may be recorded or stored and to all computer software programs such and to the extent used for the compilation or print out thereof, provided that Agent's use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any U.S. Borrower in connection with the exercise of Agent's rights and remedies under Section 9.1, and (ii) without limiting the provisions of Section 9.1(f), agrees to provide Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any U.S. Borrower.

5.    REPRESENTATIONS AND WARRANTIES.

      In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group (as to itself only) which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1. NO ENCUMBRANCES. Each Borrower (a) has good and valid title to its personal property assets and good and marketable title to its owned Real Property (subject to exceptions that do not, in the aggregate, materially impair the use of the personal property and Real Property of Borrowers taken as a whole), and in the case of the Collateral, free and clear of Liens except for Permitted Liens. All other information set forth on the Perfection Certificates pertaining to the Collateral is accurate and complete. There has been no change in any of such information since the date on which the Perfection Certificates were signed by Borrowers except as otherwise permitted under this Agreement.

      5.2. ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation (other than contingent customer rights of return arising in the ordinary course of business). As to each Account that is identified by Administrative Borrower as an Eligible Credit Card Receivable in a Borrowing Base Certificate submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Credit Card Receivable.

      5.3. ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from known defects (other than saleable clearance goods arising in the ordinary course of business consistent with past practice). As to each item of Inventory that is identified by Administrative Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

      5.4. LOCATION OF INVENTORY. The Eligible Inventory of Borrowers and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on
Schedule 5.4 (as such Schedule may be updated pursuant to Section 6.8). Other than with respect to Eligible In-Transit Inventory, all of the Eligible Inventory of Borrowers and their Subsidiaries is used or held for use in their business and is fit for such purposes.

      5.5.  INVENTORY  RECORDS.   Each  Borrower  keeps  correct  and  accurate
records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

      5.6. JURISDICTION OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER.

            (a) The jurisdiction of organization of each Borrower and each of its Subsidiaries is set forth on Schedule 5.6.

            (b) The chief executive office of each Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.6 (as such Schedule may be updated pursuant to Section 6.8).

            (c) Each Borrower's and each of its Subsidiaries' FEIN and organizational identification number, if any, are identified on Schedule 5.6.

            (d) Each Borrower has previously delivered to Agent a Perfection Certificate. Each Borrower represents and warrants to Lender Group that:
      (i) such Borrower's exact legal name is that indicated on the applicable Perfection Certificate and on the signature page hereof; (ii) such Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the applicable Perfection Certificate; (iii) the applicable Perfection Certificate accurately sets forth such Borrower's organizational identification number or accurately states that such Borrower has none; (iv) the applicable Perfection Certificate accurately sets forth such Borrower's place of business or, if more than one, its chief executive office, as well as such Borrower's mailing address, if different; (v) all other information set forth on the applicable Perfection Certificate pertaining to such Borrower is accurate and complete as of the date hereof; and (vi) there has been no change in any of such information since the date on which the applicable Perfection Certificate was signed by such Borrower.

      5.7.  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each Borrower is (a) duly organized and existing and in good standing under the laws of the jurisdiction of its organization and (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated and (c) qualified to do business in any state or province where the failure to be so qualified reasonably could be expected to cause a Material Adverse Change.

            (b)   Set forth on Schedule 5.7(b) (as such Schedule may be updated with the written consent of Agent), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.7(b) and except for employee and director stock options and deferred director units there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

            (c) Set forth on Schedule 5.7(c) (as such Schedule may be updated with the written consent of Agent), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable
      Borrower.   All of the outstanding capital Stock of each such  Subsidiary has been validly issued and is fully paid and non-assessable.
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            (d)   Except  as  set  forth  on  Schedule  5.7(c),  there  are  no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No
      Borrower  or  any  of  its  respective  Subsidiaries  is  subject to  any
      obligation (contingent or otherwise) to repurchase or otherwise   acquire
      or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      5.8.  DUE AUTHORIZATION; NO CONFLICT.

            (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby are within the corporate (or the equivalent) authority of such Borrower and have been duly authorized by all necessary action on the part of such Borrower.

            (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local, statute, law, rule or regulation applicable to any Borrower or any order, judgment, decree, writ, injunction, license or permit of any court or other Governmental Authority binding on any Borrower unless such violation could not reasonably be expected to cause a Material Adverse Change, (ii) violate any provision of the Governing Documents of any Borrower or require any approval of any Borrower's interest holder, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower unless such violation could not reasonably be expected to cause a Material Adverse Change or the termination of such contract, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens unless the imposition of such Lien could not reasonably be expected to cause a Material Adverse Change, or (v) require any approval of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect unless such consent could not reasonably be expected to have a Material Adverse Change.

            (c) Other than the filing of Uniform Commercial Code financing statements, PPSA registration statements and registrations in Quebec, Canada, the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

            (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such
      Borrower  will be the legally  valid  and  binding  obligations  of  such
      Borrower, enforceable  against  such  Borrower  in  accordance with their
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      respective  terms,  except  as  enforcement may be limited  by  equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) Agent's Liens are validly created, perfected and first priority Liens, subject only to Permitted Liens.

      5.9.  LITIGATION.

            (a) Other than those matters disclosed on Schedule 5.9 and immaterial matters where the amount in controversy is less than $250,000, there are no actions, suits, or proceedings or investigations pending or, to the best knowledge of Borrowers, threatened against Borrowers or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date, reasonably could not be expected to result in a Material Adverse Change.

            (b) There are no actions, suits, proceedings or investigations pending or, to the best knowledge of Borrowers, threatened against Borrowers or any of their Subsidiaries, as applicable, that question the validity or enforceability of this Agreement or any other Loan Document or any action taken or to be taken by Borrowers in connection therewith.

      5.10. NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and their Subsidiaries that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and their Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers and their Subsidiaries since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

      5.11. FRAUDULENT TRANSFER.

            (a) Each Borrower and each Subsidiary of a Borrower taken as a whole are Solvent.

            (b) No transfer of property is being made by any Borrower or any Subsidiary of a Borrower and no obligation is being incurred by any Borrower or any Subsidiary of a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers or their Subsidiaries.

      5.12. EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.13. ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.13 and except for other matters that could not reasonably be expected to result in a Material Adverse Change, (a) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been used by Borrowers, their
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Subsidiaries,  or  by  previous owners or operators in the disposal of,  or  to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' nor their Subsidiaries' owned Real Property has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Subsidiaries, and (d) none of Borrowers nor any of their Subsidiaries have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or provincial governmental agency concerning any action or omission by any Borrower or any Subsidiary of a Borrower resulting in the releasing or disposing of Hazardous Materials into the environment in violation of any applicable Environmental Law.

      5.14. BROKERAGE FEES. Borrowers and their Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers or their Subsidiaries in connection herewith.

      5.15. INTELLECTUAL PROPERTY. Each Borrower and each Subsidiary of a Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business of such Persons as currently conducted, except where the failure to do so, in the aggregate, would not result in a Material Adverse Change.

      5.16. LEASES. Except where the failure to do so would not cause a Material Adverse Change, Borrowers and their Subsidiaries enjoy peaceful and undisturbed possession under all leases (including Capitalized Leases) material to their business and to which they are a party or under which they are operating. Except to the extent that such default would not cause a Material Adverse Change, each of such leases is valid and subsisting and no material default by any Borrower or any of its Subsidiaries exists under such lease.

      5.17. DEPOSIT ACCOUNTS. Set forth on Schedule 5.17 (as such Schedule may be updated from time to time by Administrative Borrower, except during the continuance of a Cash Dominion Event) are all of Borrowers' and their Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

      5.18. COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect (other than industry-
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wide risks normally associated  with  the  types  of  businesses  conducted  by
Borrowers  and  their  Subsidiaries) at such time in light of the circumstances
under  which  such  information   was  provided.   On  the  Closing  Date,  the
Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith reasonable estimate of their and their Subsidiaries' future performance for the periods covered thereby it being understood that such Projections as to future events are not to be viewed as facts and that actual results during the period or period covered by Projections may differ from the projected results and no assurance can be given that the projections will be realized.

      5.19. CREDIT CARD RECEIPTS. Schedule 5.19 sets forth each of Borrowers' Credit Card Issuers, Credit Card Processors and all arrangements to which Borrowers are a party with respect to the payment to Borrowers of the proceeds of all credit card charges for sales by Borrowers.

      5.20. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither any Borrower nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company, or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      5.21. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any Collateral.

      5.22. CERTAIN TRANSACTIONS. None of the officers, directors, or employees of any Borrower or any of their Subsidiaries is presently a party to any transaction with any Borrower or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      5.23. REGULATIONS U AND X. No portion of any Advance is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      5.24. LABOR RELATIONS. No Borrower has been or is presently a party to any collective bargaining or other labor contract. No event has occurred or circumstance exists which is likely to provide the basis for any work stoppage or other labor dispute. Borrowers have complied in all material respects with all applicable laws, decrees, orders, judgments, statutes, laws, rules and
regulations    relating    to   employment,   equal   employment   opportunity,
nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing including all applicable provisions of the federal
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Fair Labor Standards Act,  as  amended.  There is not presently pending and, to
Borrowers' knowledge, there is not threatened any of the following:

            (a)   Any strike, slowdown, picketing, or work stoppage.

            (b) Any proceeding against or affecting Borrowers relating to the alleged violation of any applicable law, decree, order, judgment, statute, law, rule or regulation pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Borrowers, which, if determined adversely to Borrowers would cause a Material Adverse Change.

            (c) Any lockout of any employees by Borrowers (and no such action is contemplated by Borrowers).

            (d)   Any   application  for  the  certification  of  a  collective
      bargaining agent.

      5.25. INDEBTEDNESS. Set forth on Schedule 5.25 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness.

      5.26. PAYMENT OF TAXES. All tax returns, reports and declarations required to be filed by Borrowers by any jurisdiction to which any of them is subject have been timely filed, except where the failure to so file could not reasonably be expected to have a Material Adverse Change. All taxes and other governmental assessments and charges upon Borrowers or their properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid prior to delinquency except where the failure to so pay could not reasonably be expected to have a Material Adverse Change. Borrowers have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of any Borrower know of any basis for any such claim. Borrowers do not intend to treat the Advances, Credit Instruments and/or related transactions hereunder as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

      5.27. FOREIGN ASSETS CONTROL REGULATIONS, ETC. None of the requesting or borrowing of the Advances, the requesting or issuance, extension or renewal of any Credit Instrument or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 USC {section}1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing
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Appropriate  Tools Required to Intercept and Obstruct  Terrorism  Act  of  2001
(Public  Law 107-56)).   Furthermore,  none  of  Borrowers  nor  any  of  their
Subsidiaries or other Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

6.    AFFIRMATIVE COVENANTS.

      Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

      6.1. ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory. Borrowers shall further (a) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves and (b) at all times engage independent certified public accountants satisfactory to Agent as the independent certified public accountants of the Parent and its Subsidiaries and will not permit more than 90 days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Parent and its Subsidiaries and the appointment in such capacity of a successor firm registered with the Public Company Accounting Oversight Board.

      6.2. COLLATERAL REPORTING. Provide Agent (and if so requested by Agent, with copies for each Lender) with the documents set forth on Schedule 6.2 in accordance with the delivery schedule set forth thereon.

      6.3.  FINANCIAL  STATEMENTS,  REPORTS,  CERTIFICATES.   Deliver to Agent,
with copies to each Lender:

            (a) as soon as available, but in any event within 45 days after the end of each of the first 11 Fiscal Periods during each of Parent's Fiscal Years,

                  (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                  (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                        A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,
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                        B.    the representations and warranties  of  Borrowers
                  contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                        C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                  (iii) for each month that is the  date  on  which a financial covenant in Section 7.21 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the financial covenant contained in Section 7.21,

            (b) As soon as available, but in any event within 90 days after the end of each of Parent's Fiscal Years, consolidated financial statements of Parent and its Subsidiaries for each such Fiscal Year, audited by independent certified public accountants reasonably acceptable to Agent and certified by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

            (c)   as soon as available, but in any event within  90  days after the end of each of Parent's Fiscal Years, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming Fiscal Year, on a month by month basis, certified by the chief financial officer of Parent as being such officer's good faith reasonable estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby, it being understood that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any Projections may differ from the projected results and no assurance can be given that the Projections will be realized,

            (d)   if and when filed by any Borrower,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                  (ii)  any other filings made by any Borrower with the SEC,

                  (iii) upon request  by  Agent,  in  its Permitted Discretion, copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and
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                  (iv)  any other information that is provided by Parent to its shareholders generally,

            (provided, that for purposes of this clause (d), any information to be delivered hereunder shall be deemed to have been delivered when posted on the Parent's website or otherwise made available on the website of the
      SEC),

            (e) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof together with a reasonably detailed description thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (f) promptly after the commencement thereof, but in any event within 10 Business Days after the service of process with respect thereto on any Borrower or any Subsidiary of a Borrower, notice of all actions, suits, or proceedings brought by or against any Borrower or any Subsidiary of a Borrower before any Governmental Authority which, if determined adversely to such Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change, and

            (g) upon the request of Agent in its Permitted Discretion, any other report reasonably requested relating to the financial condition of Borrowers or their Subsidiaries, provided that such reports shall not be overly burdensome for any Borrower to prepare.

      In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis, provided that (a) only Parent's consolidated financial statements shall be audited, (b) consolidating financial statements shall be prepared without footnotes, and (c) Borrowers shall only be required to deliver balance sheets and income statements on a consolidating basis. Parent agrees to cooperate with Agent to allow Agent to consult with its independent certified public accountants if Agent reasonably requests the right to do so (and Agent shall notify Parent as to the timing of such consultation and permit Parent to be present thereat or to otherwise participate therein) and that, in such connection, their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers or their Subsidiaries that Agent reasonably may request.

      6.4. RETURNS. Account for returns of inventory and customer credits and record the effects thereof on the general ledger on the same basis and in accordance with the usual and customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement except where failure to do so could not reasonably be expected to result in a Material Adverse Change..

      6.5.  MAINTENANCE OF PROPERTIES.

            (a)   At all times preserve and keep in full force and  effect each
      Borrower's   valid  existence  and  good  standing  and  any  rights  and franchises material to Borrowers' business,
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            (b)   Maintain  and  preserve  all  of  their  properties which are necessary or useful in the proper conduct to their business in good working order and condition, ordinary wear and tear excepted,

            (c) Cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times,

            (d)   Continue  to   engage  in  the  businesses  of  selling  home
      furnishings at the retail and wholesale level, and related businesses, and

            (e) Comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder;

provided that nothing in this Section 6.5 shall prevent Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate cause a Material Adverse Change.

      6.6. TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, their Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, as well as all claims for labor materials or supplies that if unpaid might by law become a Lien or charge upon its property, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will and will cause their Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower or Subsidiary of a Borrower has made such payments or deposits.

      6.7. INSURANCE. At Borrowers' expense, maintain insurance respecting their and their Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and other hazards and risks and also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, all as ordinarily are insured against by other Persons engaged in the same or similar business. All such policies of insurance shall be in such amounts which are customary for Persons engaged in the same or similar business and with nationally recognized insurance companies. Borrowers shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as loss payee (with respect to the Collateral) or additional insured, as appropriate. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

      6.8.  LOCATION  OF  INVENTORY.   Keep Borrowers' and their  Subsidiaries'
Inventory (other than Eligible In-Transit Inventory) only at the locations identified on Schedule 5.4 and their chief executive offices only at the
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locations   identified   on   Schedule   5.6;  provided,  however,   that   (a)
Administrative Borrower may amend Schedule 5.4 and Schedule 5.6 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory is moved to such new location or such chief executive office is relocated, so long as such new location is within the United States or Canada (other than Eligible In-Transit Inventory), and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or other documents necessary to perfect and continue Agent's Liens on such assets and also provides a Collateral Access Agreement with respect thereto if such location is a warehouse, distribution center, fulfillment center, contract warehouse or other real property (other than a retail store location) leased by a Borrower, and (b) Borrowers and their Subsidiaries may keep Inventory during the period from September 1 to December 31 of each year at warehouses leased by such Persons or in a fulfillment center or contract warehouse, in each case without a Collateral Access Agreement, in an aggregate amount not to exceed 5% of the Cost of Eligible Inventory.

      6.9. COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

      6.10. LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower or any Subsidiary of a Borrower is a party or by which any Borrower's or any Subsidiary of a Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest or unless nonpayment of such rents and other amounts individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change.

      6.11. EXISTENCE. At all times preserve and keep in full force and effect each Borrower's and each Subsidiary of a Borrower's valid existence and good standing and any rights and franchises material to their businesses except as otherwise permitted pursuant to Section 7.4.

      6.12. ENVIRONMENTAL. Except for such Environmental Liens, failures to comply, releases, Environmental Actions, notices, citations or orders which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change (a) keep any property either owned or operated by any Borrower or any Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply with all applicable Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower or any Subsidiary of a Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice
of any of the following:   (i) notice that an Environmental Lien has been filed
against any of the real or personal property of any Borrower or any Subsidiary of a Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a
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Borrower, and (iii) notice of a violation, citation,  or  other  administrative order  which  reasonably  could  be  expected  to  result in a Material Adverse
Change.

      6.13. DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in any material respect (other than industry-wide risks normally associated with the types of businesses conducted by Borrowers and their Subsidiaries) in light of the circumstances in which made; provided that Projections and Schedules furnished to the Lender Group shall be deemed to be updated as and when delivered pursuant to the terms hereof. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

      6.14. FORMATION OF DOMESTIC SUBSIDIARIES. At the time that any Borrower forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Closing Date, such Borrower shall (a) cause such new Subsidiary to provide to Agent a joinder to this Agreement, allonges to Notes, and other security documents, as well as appropriate UCC-1 financing statements all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary in scope similar to the collateral granted hereunder), and (b) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.14 shall be a Loan Document.

      6.15. ADDITIONAL COLLATERAL COVENANTS. Except for Permitted Liens, be the owners of the Collateral free from any right or claim of any other person or any Lien, and shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to Agent or any Lender. Borrowers may grant such allowances, discounts or other adjustments to Borrowers' Account Debtors as Borrowers may reasonably deem to accord with sound business practice pursuant to past practices.

      6.16. INVESTMENT PROCEEDS, ETC. The proceeds of any funds received by any Borrower whether or not from ordinary course business operations (including, without limitation, tax refunds, damage awards, or insurance or condemnation proceeds) with respect to the Collateral shall be deposited directly into Agent's Account to be applied on account of the Obligations in accordance with Section 2.3(b) if a Cash Dominion Event has occurred and is continuing.

      6.17. IMMEDIATE NOTICE TO AGENT.

            (a) The Administrative Borrower shall provide Agent with written notice promptly upon the occurrence of any of the following events, which
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      written notice shall  state  with  reasonable particularity the facts and circumstances of the event for which such notice is being given:

                  (i)   Any change in the Authorized Persons;

                  (ii) The completion of any physical count of all or a material portion of Borrowers' Inventory (together with a copy of the results thereof certified by the Administrative Borrower);

                  (iii) Any cessation  by  Borrowers of their making payment to its creditors generally as Borrowers' debts become due;

                  (iv) Any failure by Borrowers to pay rent on a timely basis at 20% or more of any of Borrowers' locations, and as and when such rent payment is due;

                  (v)   Any Material Adverse Change;

                  (vi)  The occurrence of any Default or Event of Default;

                  (vii) Any discharge by Parent of  its independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity;

                  (viii)If any Borrower receives notice of or any action is taken in respect of a claimed default (whether or not constituting a default) under the Credit Card Agreements;

                  (ix)  Any  judgment  not  covered  by  insurance   final   or
            otherwise against any Borrower or any of its Subsidiaries in an amount in excess of $1,000,000;

                  (x) Any setoff, claims, withholdings or other defenses to which any of the Collateral, or Agent's rights with respect to the Collateral, are subject; or

                  (xi) The obtaining of an organization identification number by any Borrower which did not have one on the Closing Date, together with such number.

            (b)   The Administrative Borrower shall:

                  (i) Provide Agent, when so distributed, with copies of any materials distributed to the shareholders of any Borrower (provided, that for purposes of this clause (i), any materials to be delivered hereunder shall be deemed to have been delivered when posted on the Parent's website or otherwise made available on the website of the SEC);

                  (ii)  Add  Agent  as  an  addressee  on  all  mailing   lists
            maintained by or for Borrowers;
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                  (iii) At  the reasonable request of Agent, from time to time, provide Agent with copies of all requested advertising (including copies of all print advertising and duplicate tapes of all requested video and radio advertising);

                  (iv) Provide Agent, following review by the Audit and Finance Committee of the Parent's Board of Directors, with a copy of any management letter or similar communications from any accountant of Borrowers; and

                  (v) Provide Agent with details of all credit card arrangements to which Borrowers or any of their Subsidiaries is from time to time a party, including details relating to such Borrower's or such Subsidiary's compliance with the terms of payment to the applicable Agent's Account of the proceeds of all credit card charges for sales by such Borrower or such Subsidiary.

                  (vi)  The Administrative Borrower shall  provide  Agent  with
            (a) prior written notice of any entity's becoming or ceasing to be a Subsidiary and (b) prompt written notice of any entity's becoming or ceasing to be an Affiliate (other than a Subsidiary).

      6.18. INACTIVE  SUBSIDIARIES.   The Parent shall not permit BMAJ, Inc. to
engage in any trade or business or own any assets or incur any Indebtedness to any Person.

      6.19. FURTHER ASSURANCES. Cooperate with Lenders and Agent and execute such further instruments and documents as Lenders or Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

7.    NEGATIVE COVENANTS.

      Each Borrower covenants and agrees that, until termination of all of the Commitments and final payment in full of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

      7.1.  INDEBTEDNESS.   Create,  incur, assume, suffer to exist, guarantee,
or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit and any other Obligations that constitute Indebtedness;

            (b)   Indebtedness set forth on Schedule 5.25;

            (c)   Permitted Purchase Money Indebtedness;

            (d)   refinancings,   renewals,  or  extensions   of   Indebtedness
      permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's Permitted Discretion, materially impair the prospects of
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      repayment of the Obligations by Borrowers or materially impair Borrowers'
      creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more Borrowers as liable with respect thereto if such additional Borrowers were not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not
      result  in  a  shortening  of  the  average  weighted   maturity  of  the
      Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those
      that   were  applicable  to  the   refinanced,   renewed,   or   extended
      Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

            (e) Permitted Office Building Indebtedness and all refinancings, renewals, or extensions thereof (and continuance or renewal or any Permitted Liens associated therewith);

            (f)   endorsement  of  instruments   or  other  payment  items  for
      deposit;

            (g)   Indebtedness composing Permitted Investments;

            (h)   Indebtedness of a Borrower to another Borrower;

            (i) Indebtedness of a Borrower or a Subsidiary of a Borrower in respect of hedge agreements entered into by such Person with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Person that is accruing interest at a variable rate, provided that each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made has long-term obligations rated A or Aa3 or better, respectively, by S&P and Moody's; and

            (j)   other   unsecured  Indebtedness  of   Borrowers   and   their
      Subsidiaries,  in  an  aggregate   amount  not  to  exceed  at  any  time
      $2,000,000.

      7.2. LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) or (e) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).
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      7.3.  RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATION.

            (a) Enter into or permit to exist any arrangement or agreement (excluding this Agreement and the other Loan Documents) which directly or indirectly prohibits any Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of their Subsidiaries whether now owned or hereafter acquired; or

            (b) Enter into any agreement, contract or arrangement (excluding this Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Borrowers to pay or make dividends or distributions in cash or kind to Borrowers, to make loans, advances or other payments of whatsoever nature to Borrowers, or to make transfers or distributions of all or any part of its assets to Borrowers;

in each case other than (i) restrictions on specific assets which assets are the subject of Permitted Purchase Money Indebtedness or Permitted Office Building Indebtedness, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business and (iii) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

      7.4. RESTRICTIONS ON FUNDAMENTAL CHANGES. (a) Enter into any merger or consolidation, (b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, except:

            (i) any Borrower may be merged with or into another Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower; provided that (i) at the time of any such event, no Event of Default shall exist or shall result from such event and (ii) in the case of such a event, a Borrower shall be the continuing or surviving Person;

            (ii)  (A) any  Domestic Subsidiary of a Borrower may be merged with or into another Domestic Subsidiary of a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Domestic Subsidiary of a Borrower, provided that at the time of any such event no Event of Default shall exist or shall result from such event, and (B) any Domestic Subsidiary of a Borrower may be merged with and into a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower; provided that (i) at the time of any such event, no Event of Default shall exist or shall result from such event, (ii) a Borrower shall be the continuing or surviving Person, and (iii) the Borrowers shall have obtained the Agent's prior written consent;
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            (iii) in connection  with  (1)  sales  or  closures  of  stores  or
      distribution   centers   in  the  normal  course  of  business,  and  (2)
      dispositions of Inventory  and other assets located at such locations (or
      used  in  connection  with  the   operation  thereof)  and  related  non-
      depreciated  leasehold  interests  related   thereto,  in  each  case  on
      reasonable  terms  consistent  with  such  Person's   usual  practice  in
      connection with such sales or closures; provided that the proceeds of such sales and dispositions of Inventory closures are used to repay or prepay the Obligations pursuant to Section 2.3;

            (iv) the sale, in one transaction or a series of transactions, of the Bombay Office Complex;

            (v)   dispositions permitted by Section 7.5; and

            (vi) any other disposition of assets in any Fiscal Year for full and fair consideration as long as the value of such assets does not exceed $1,000,000.

      7.5. DISPOSAL OF ASSETS; SALE AND LEASEBACK. Other than Permitted Dispositions, and dispositions permitted by Section 7.4, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or any Subsidiary of a Borrower. Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Borrowers or any Subsidiary of Borrowers shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that Borrowers or any Subsidiary of Borrowers intends to use for substantially the same purpose as the property being sold or transferred other than (a) sale leaseback transactions(in one transaction or a series of transactions) in respect of the Bombay Office Complex and (b) other sale leaseback transactions not to exceed $2,500,000 in the aggregate at any time.

      7.6. CHANGE NAME. Change any Borrower's or any Subsidiary of a Borrower's name, FEIN, organizational identification number, type of organization, jurisdiction of organization or other legal structure or relocate any Borrower's or any Subsidiary of a Borrower's chief executive office to a new location, without the consent of the Agent (not to be unreasonably withheld so long as, at the time of such request for consent, such Borrower or such Subsidiary provides any financing statements necessary to perfect and continue perfected Agent's Liens or any constitutive documents resulting from such change); provided, however, that a Borrower or any Subsidiary of a Borrower may change its name or chief executive office location upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower or such Subsidiary provides any financing statements necessary to perfect and continue perfected Agent's Liens.

      7.7.  [RESERVED.]

      7.8.  PREPAYMENTS   AND   AMENDMENTS.    Except   in  connection  with  a
refinancing permitted by Section 7.1(d),

            (a) prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or any Subsidiary of a Borrower, other than the Obligations in accordance with this Agreement, or
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            (b)   directly  or  indirectly,  amend, modify, alter, increase, or change  any  of  the terms or conditions of  any  agreement,  instrument,
      document,  indenture,   or   other   writing  evidencing   or  concerning
      Indebtedness permitted under Section 7.1(b) or (c).

      7.9. CONSIGNMENTS. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except for (a) consignments of Inventory not to exceed the aggregate Cost amount of $1,000,000 at any time, and (b) rights of purchasers to return Inventory pursuant to a Borrower's or any of its Subsidiary's return policy.

      7.10. DISTRIBUTIONS. Other than distributions or declaration and payment of dividends by a Borrower to another Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock or options or rights with respect to Common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that (a) Borrowers may purchase, acquire, redeem or retire any of Borrowers' Stock or may pay cash dividends on any Borrowers' stock so long as (i) at the time of such purchase, acquisition redemption, retirement, payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect thereto, Availability shall be at least equal to $25,000,000 and the Administrative Borrower shall have delivered to Agent a Compliance Certificate and Projections evidencing the maintenance of Availability of at least $25,000,000 for the 2 Fiscal Quarters then ended immediately prior to such purchase, acquisition, redemption or retirement of any Borrower's Stock and (b) Borrowers may make distributions or declare and pay any dividends on and may purchase, acquire, redeem, or retire any Borrower's Stock in a substantially contemporaneous exchange for common Stock or other common equity interests of such Borrower (including as a result of new issuances of common Stock or common equity interests).

      7.11. ACCOUNTING  METHODS.   Modify  or change their Fiscal Year or their
method of accounting (other than as may be required to conform to GAAP).

      7.12. INVESTMENTS, ACQUISITIONS. Except for Permitted Investments and Permitted Acquisitions, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that such Investments will be considered Investments permitted by this Section 7.12 only if all actions have been taken to the satisfaction of Agent to provide to Agent, for the benefit of Lenders and Agent, a first priority perfected security interest in all of such Investments free of all Liens other than Permitted Liens.

      7.13. TRANSACTIONS WITH AFFILIATES. Engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business except (a) reasonable and customary fees and other
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consideration  paid  to  members  of the board of directors of Parent  and  (b)
compensation and benefit arrangements for officers and other employees of Borrowers and their Subsidiaries entered into in the ordinary course of business and (c) transactions among Parent and its wholly-owned Subsidiaries in the ordinary course of business consistent with past practices. Each Affiliate of Borrowers is listed on Schedule 7.13 (as such Schedule may be updated from time to time).

      7.14. SUSPENSION.   Suspend or go out of a substantial portion  of  their
business.

      7.15. USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.16. INVENTORY WITH BAILEES. Unless Agent has granted its prior written consent and Borrowers have delivered to Agent a Bailee Acknowledgment with respect to the applicable Inventory, no Inventory shall at any time now or hereafter be stored with a bailee, warehouseman, or similar party (other than Inventory located at retail locations).

      7.17. STORE OPENINGS AND CLOSINGS. Open or close any location at which Borrowers maintain, offer for sale or store any of the Collateral unless Borrowers have provided Agent at least 30 days' prior written notice of such opening or closing and (i) in the case of any such opening, such opening results in no more than a 24 store difference in the projected store openings set forth in the Projections or (ii) in the case of any such closing, such closing results in no more than a 24 store difference in the projected store openings set forth in the Projections.

      7.18. SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account subject to the provisions of Section 2.6. No Borrower shall transfer assets out of any Securities Account; provided, however, that, so long as no Cash Dominion Event has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

      7.19. EMPLOYEE BENEFIT PLANS.

            (a) Engage in any "prohibited transaction" within the meaning of {section}406 of ERISA or {section}4975 of the Code which could reasonably be expected to result in a Material Adverse Change; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in {section}302 of ERISA, whether or not such deficiency is or may be waived; or

            (c)   fail  to  contribute  to  any  Guaranteed  Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrowers or any of their Subsidiaries pursuant to {section}302(f) or {section}4068 of ERISA; or
                                  102
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            (d)   amend any Guaranteed Pension Plan in circumstances  requiring
      the   posting   of   security   pursuant  to  {section}307  of  ERISA  or
      {section}401(a)(29) of the Code; or

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of {section}4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 5.15.

      7.20. DEPOSIT ACCOUNTS, CREDIT CARD AGREEMENTS, ETC. (a)Establish any bank accounts, credit card clearinghouse or processors, other than those Deposit Accounts, Credit Card Agreements and other accounts, all listed on
Schedule 7.20, without Agent's prior written consent, (b) violate directly or indirectly any Control Agreement, Bank Product Agreement, or other bank agency or lock box agreement in favor of Agent for the benefit of the Lender Group with respect to such account, (c) deposit into any of the payroll accounts listed on Schedule 7.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts or (d) change any direction or designation relating to any Credit Card Processor.

      7.21. MINIMUM  AVAILABILITY.   Borrowers shall have at all times Adjusted
Availability  of  at  least  equal  to  the   Minimum   Adjusted   Availability
Requirement.

8.    EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 Any Borrower shall fail to pay (a) when due any installment of principal whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment of the Obligations, (b) when due any accounts payable to the Issuing Lender constituting reimbursement of Obligations, and (c) any interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations not set forth in the preceding clauses
(a) or (b) herein (i) so long as clause (b) of the definition of Cash Dominion Event shall not have occurred, within 5 days after the date due, and (ii) when the same shall be due and payable at any time that clause (b) of the definition of Cash Dominion Event shall have occurred.

      8.2   (a)   Any Borrower shall fail to comply with  any  of its covenants contained in Section 6, or 7; (b) any Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section
8) for 20 days after written notice of such failure has been given to Administrative Borrower by Agent; and (c) any representation or warranty of any Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents or any Record or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated.
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      8.3   If any material portion of any Borrower's  or  any  Subsidiary of a
Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and the same is not discharged for 30 days or more;

      8.4 If an Insolvency Proceeding is commenced by any Borrower or any Subsidiary of a Borrower;

      8.5 If an Insolvency Proceeding is commenced against any Borrower or any Subsidiary of a Borrower, and any of the following events occur: (a) the applicable Borrower or Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligation to extend credit hereunder,
(d) a trustee, custodian, liquidator, monitor, receiver or receiver manager is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any Subsidiary of a Borrower, or (e) an order for relief shall have been entered therein;

      8.6 If any Borrower or any Subsidiary of a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by any Governmental Authority, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof.

      8.8 If any Borrower or any Subsidiary suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance), and such judgment is unstayed and undischarged for a period of thirty consecutive days after the date of entry thereof;

      8.9 If there is a default in any material agreement to which any Borrower or any Subsidiary of a Borrower is a party relative to such Person's Indebtedness involving an aggregate amount of $10,000,000, or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or Subsidiary's obligations thereunder, or to terminate such agreement;

      8.10 If any Borrower or any Subsidiary of a Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;
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      8.11  If  any  of  the Loan Documents  shall  be  cancelled,  terminated, revoked or rescinded or Agent's Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Loan Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

      8.12 Any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of {section}302(f)(1) of ERISA), provided that Agent determines in its Permitted Discretion that such event (A) could be expected to result in liability of any Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and
(B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

      8.13  RESERVED;

      8.14 Any Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against any Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Subsidiary included in the Aggregate Borrowing Base or any assets of such Borrower or such Subsidiary not included in the Aggregate Borrowing Base but having a fair market value in excess of $5,000,000;

      8.15  A Change of Control shall occur; or

      8.16  There is a Material Adverse Change.

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

      9.1.  RIGHTS  AND  REMEDIES.   Upon  the  occurrence,   and   during  the
continuation, of an Event of Default, Agent may, and upon instruction of the Required Lenders (at their election but without notice of their election and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers) Agent shall exercise any of the
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rights  and  remedies of a secured party under the Code or Canadian law and any other rights and remedies provided for in this Agreement or any other Loan Document or otherwise available to it at law or in equity on behalf of the Lender Group and Agent may or, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group, such rights and remedies to include the following, all of which are authorized by Borrowers:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, provided that in the event of any Event of Default under Sections 8.4 or 8.5, all such amounts shall become immediately due and payable automatically and without any requirement of notice from Agent or any Lender;

            (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group, provided that in the event of any Event of Default under Sections
      8.4 or 8.5, any unused portion of the credit hereunder shall forthwith terminate and each Lender shall be relieved of all further obligations to make Advances to Borrowers and the Issuing Lender shall be relieved of all further obligations to issue, extend or renew Credit Instruments;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of Agent's Liens in the Collateral and without affecting the Obligations, provided that in the event of any Event of Default under Sections 8.4 or 8.5, any unused portion of the credit hereunder shall forthwith terminate and each Lender shall be relieved of all further obligations to make Advances to Borrowers and the Issuing Lender shall be relieved of all further obligations to issue, extend or renew Credit Instruments;

            (d) Notify Account Debtors and other Persons obligated on the Collateral to make payment or otherwise render performance to or for Agent, and, to the extent permitted under the Code, enforce the obligations of Account Debtors and other Persons obligated on the Collateral and exercise the rights of Borrowers with respect to such obligations and any property that may secure such obligations;

            (e)   Take any proceeds of the Collateral;

            (f) Settle or adjust disputes and claims directly with Borrowers' Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent or Canadian Agent (as the case may be) will credit the applicable Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

            (g) Cause Borrowers to hold all of their returned Inventory in trust for the Lender Group and segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

            (h) Without notice to or demand upon any Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. In addition to the rights granted pursuant to Section 4.8. Each Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, to utilize its assets in accordance with Section 4.8 and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

            (i) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Deposit Accounts or Securities Accounts subject to Control Agreements), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

            (j) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Deposit Accounts or Securities Account subject to Control Agreements, to secure the full and final repayment of all of the Obligations;

            (k) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

            (l) Sell or cause to be sold, the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

            (m) Agent shall give notice of the disposition of the Collateral as follows:
                                  107
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                  (i)   Agent  shall  give  Administrative  Borrower  (for  the
            benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (iii) Borrowers  hereby acknowledge that 5 days prior written notice of such sale or sales shall be reasonable notice; in addition Borrowers waive any and all rights that they have to a judicial hearing in advance of the enforcement of any of Agent's rights and remedies hereunder, including its right if a Default exists to take immediate possession of Collateral and to exercise its rights and remedies with respect thereto;

            (n) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

            (o) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (p) Agent shall have the rights and remedies of a secured party under the Code and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located;

            (q) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents and whether or not Lenders shall have accelerated the maturity of the Obligations pursuant to this Section 9.1, each Lender, if owed any amount with respect to the Obligations, may, with the consent of Required Lenders or Agent but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law, or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, included as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender; and

            (r) Any deficiency that exists after disposition of the (i) Collateral as provided above, will be paid immediately by U.S. Borrowers and (ii) Collateral of Bombay Canada as provided above, will be paid immediately by Bombay Canada. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable U.S. Borrower) or Bombay Canada (for the benefit of Bombay Canada), as the case may be.

      9.2. SECURITIES AND DEPOSITS. Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral Obligations.

      9.3. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for Agent (a) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of
collection   agencies  and  other  collection  specialists,  (e)  to  advertise
dispositions  of   Collateral   through   publications   or  media  of  general
circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral, or (m) conduct going out of business sales and otherwise liquidate the inventory. Borrowers acknowledge that the purpose of this Section 9.3 is to provide non-exhaustive indications of what actions or omissions by Agent would fulfill Agent's duties under the Code or any other relevant jurisdiction in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed to fail to fulfill such duties solely on account
of  not  being  indicated in this Section 9.3.   Without  limitation  upon  the
foregoing, nothing contained in this Section 9.3. shall be construed to grant any rights to Borrowers or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.3.
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      9.4.  REMEDIES  CUMULATIVE.  The rights and remedies of the Lender  Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative and may be exercised simultaneously. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

      If any Borrower fails to pay (prior to delinquency or within the applicable grace period) any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons (other than any monies that are the subject of a Permitted Protest), or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with
Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1. DEMAND; PROTEST; ETC. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

      11.2. THE LENDER GROUP'S LIABILITY FOR COLLATERAL.   Each Borrower hereby
agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers. Each Borrower shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by
Borrowers  thereunder.   Neither Agent nor any Lender shall have any obligation
or liability under any such contract or agreement by reason or arising out of this Agreement or the receipt by Agent or any Lender of any payment relating to any of the Collateral, not shall Agent or any Lender be obligated in any manner to perform any of the obligations of Borrowers under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Agent or any Lender in respect of the Collateral or as to
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the sufficiency of any  performance  by  any  party  under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Agent or to which Agent or any Lender may be entitled to at any time or times. Agent's sole duty with respect to the custody, safe-keeping and physical preservation of the Collateral in its possession, under {section}9-207 of the Code, or otherwise, shall be to deal with such Collateral in the same manner as Agent deals with similar property for its own account.

      11.3. INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers' and their Subsidiaries' compliance with the terms of the Loan Documents, (b) any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of any of the Advances or Credit Instruments,
(c) the reversal or withdrawal of any provisional credits granted by Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with any Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, and (d) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. If, and to the extent that the obligations of Borrowers under this Section 11.3 are unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto.

THE FOREGOING INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PERSON,
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provided only that no Indemnified  Person  shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

12.   NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

      If to Administrative
      Borrower:               THE BOMBAY COMPANY, INC.
                              550 Bailey Avenue
                              Suite 700
                              Fort Worth, TX  76107
                              Attn:  Elaine D. Crowley
                              Fax No.  817-332-7066

      with copies to:         THOMPSON & KNIGHT LLP
                              1700 Pacific Ave, Suite 3300
                              Dallas, Texas 75201
                              Attn:  Fred W. Fulton, Esq.
                              Fax No.:  214-880-3155

      If to Agent:            WELLS FARGO RETAIL FINANCE, LLC
                              One Boston Place, 18th Floor
                              Boston, Massachusetts  02108
                              Attn:  Lynn S. Whitmore
                              Fax No.  617-722-9485


      with copies to:         BINGHAM MCCUTCHEN LLP
                              150 Federal Street
                              Boston, Massachusetts, MA 02110
                              Attn:  Robert A.J. Barry, Esq.
                              Fax No.  617-951-8736

      Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the
other party.   All  notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent
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by the Lender  Group  in  connection  with  the  exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

            (c) BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH
      KNOWINGLY  AND  VOLUNTARILY   WAIVES  ITS  JURY  TRIAL  RIGHTS  FOLLOWING
      CONSULTATION WITH LEGAL COUNSEL.   IN  THE EVENT OF LITIGATION, A COPY OF
      THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
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            (d)   Except as prohibited by law,  each party hereto hereby waives any right it may have to claim or recover in  any  litigation referred to
      in   the   preceding   sentence  any  special,  exemplary,  punitive   or
      consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that such other party has been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1. ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $10,000,000; provided, however, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee,
      (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $7,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

            (b)   From and after  the  date  that  Agent  notifies the assignor
      Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to
      Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement,
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

      including  such assigning  Lender's  obligations  under  Section  16  and
      Section 17.8 of this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The
      Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other
      Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
      (iii) Borrowers, Agent, and Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating

      Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lenders among themselves.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

            (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under {section}4 of the Federal Reserve Act, 12 USC {section}341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of Borrowers or Agent hereunder. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to Agent pursuant to Section 9, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Obligations. If any Lender sells a participating interest in any of the Obligations to a Participant, and such Participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to Agent pursuant to Section 10 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Obligations to the extent of such participation.

      14.2. SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

            (a)   increase or extend any Commitment of any Lender,

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

            (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,
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            (d)   change the percentage of the Commitments  that is required to take any action hereunder,

            (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

            (f)   release Collateral other than as permitted by Section 16.12,

            (g)   change  the  definition of "Required Lenders"  or  "Pro  Rata
      Share",

            (h)   contractually subordinate any of Agent's Liens,

            (i) release any Borrower from any obligation for the payment of money owed to any Lender, or

            (j) change the definition of "Aggregate Borrowing Base" "U.S. Borrowing Base", "Canadian Borrowing Base" or the definitions of
      "Eligible Accounts", "Eligible Credit Card Receivables", "Eligible Inventory", "Maximum Revolver Amount" or any component definition contained in the foregoing terms, or change Section 2.1(b); or

            (k)   amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

      15.2. REPLACEMENT OF HOLDOUT LENDER. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

      Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered
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such Assignment and Acceptance.  The replacement of any Holdout Lender shall be made  in  accordance  with  the terms of Section 14.1.  Until such time as  the
Replacement  Lenders  shall  have   acquired   all   of  the  Obligations,  the
Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

      15.3. NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.   AGENT; THE LENDER GROUP.

      16.1. APPOINTMENT  AND  AUTHORIZATION  OF  AGENT.    Each  Lender  hereby
designates and appoints WFRF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section
16.  Each Lender  hereby designates Trans Canada Credit Corporation as Canadian
Agent under this Agreement.   The provisions of this Section 16 (other than the
proviso to Section 16.11(d)) are solely for the benefit of Agent, Canadian Agent and Lenders, and Borrowers and their Subsidiaries shall have no rights as
a  third  party  beneficiary  of  any of the provisions contained herein.   Any
provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent and Canadian Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent or Canadian Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or Canadian Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFRF is merely the representative of Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent or Canadian Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent or Canadian Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent or Canadian Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices,
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ledgers and records reflecting the status of the  Obligations,  the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

      16.2. DELEGATION OF DUTIES. Agent and Canadian Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

      16.3. LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent or Canadian Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

      16.4. RELIANCE BY AGENT.

            (a) Each of Agent and Canadian Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent or
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      Canadian  Agent.   Each  of  Agent  and  Canadian  Agent shall  be  fully
      justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent or Canadian Agent shall first receive such advice or concurrence of Lenders as it deems appropriate and until such instructions are received, Agent and Canadian Agent shall act, or refrain from acting, as it deems advisable. If Agent or Canadian Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of Agent and Canadian Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

            (b) For purposes of determining compliance with the conditions set forth in Section 3.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by Agent or Canadian Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of Agent or Canadian Agent active upon Borrowers' account shall have received notice from such Lender not less than 2 days prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to Agent or Canadian Agent to such effect on or prior to the Closing Date.

      16.5. NOTICE OF DEFAULT OR EVENT OF DEFAULT. Neither of Agent nor Canadian Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent or Canadian Agent for the account of Lenders and, except with respect to Events of Default of which Agent or Canadian Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      16.6. CREDIT  DECISION.   Each  Lender  acknowledges  that  none  of  the
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent or Canadian Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and
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investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan
Document.   Except  for notices, reports, and other documents expressly  herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

      16.7. COSTS  AND  EXPENSES;  INDEMNIFICATION.   Agent  may  incur and pay
Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors,
consultants,   and  appraisers,  costs  of  collection  by  outside  collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and
retain  sufficient  amounts  from  the  Collections  of  Borrowers   and  their
Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrowers and their Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in
connection   with  the  preparation,   execution,   delivery,   administration,
modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
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      16.8. AGENT IN INDIVIDUAL CAPACITY.  WFRF and  its  Affiliates  may  make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFRF were not Agent or Canadian Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFRF or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFRF in its individual capacity.

      16.9. SUCCESSOR AGENT, CANADIAN AGENT.

            (a) Agent may resign as Agent upon 45 days notice to Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders, a successor Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Lenders appoint a successor Agent as provided for above.

            (b) Canadian Agent may resign as Canadian Agent upon 45 days notice to Lenders. If Canadian Agent resigns under this Agreement, the Required Lenders shall appoint a successor Canadian Agent for Lenders. If no successor Canadian Agent is appointed prior to the effective date of the resignation of Canadian Agent, Canadian Agent may appoint, after consulting with Lenders, a successor Canadian Agent. In any such event, upon the acceptance of its appointment as successor Canadian Agent hereunder, such successor Canadian Agent shall succeed to all the rights, powers, and duties of the retiring Canadian Agent and the term "Canadian Agent" shall mean such successor Canadian Agent and the retiring Canadian Agent's appointment, powers, and duties as Canadian Agent shall be terminated. After any retiring Canadian Agent's resignation hereunder as Canadian Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Canadian Agent under this Agreement. If no successor Canadian Agent has accepted appointment as Canadian Agent by the date which is 45 days following a retiring Canadian Agent's notice of resignation, the retiring
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      Canadian   Agent's   resignation  shall  nevertheless  thereupon   become
      effective and the Canadian Lenders shall perform all of the duties of Canadian Agent hereunder until such time, if any, as Lenders appoint a successor Canadian Agent as provided for above.

      16.10.LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to Lenders, and Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans, Canadian Swing Loans and Agent Advances, Swing Lender, and Canadian Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

      16.11.PAYMENTS TO, AND DISTRIBUTIONS BY, AGENT.

            (a) A payment by Borrowers to Agent or Canadian Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. Agent or Canadian Agent agrees promptly to distribute to each Lender such Lender's Pro Rata Share of payments received by Agent or Canadian Agent for the account of Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            (b) If in the reasonable opinion of Agent the distribution of any amount received by it in such capacity hereunder, under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent or Canadian Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent or Canadian Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court

      16.12.Duties in the Case of Enforcement.   In  case one or more Events of
Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Agent shall, if (a) so requested by the Required Lenders, and (b) Lenders have provided to Agent such additional indemnities and assurances against expenses and liabilities as Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Loan Documents authorizing the sale or other disposition of all or any
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part of the Collateral and exercise all or any  such  other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct Agent in writing as to the method and the extent of any such sale or other disposition, Lenders hereby agreeing to indemnify and hold Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Agent need not comply with any such direction to the extent that Agent reasonably believes
Agent's  compliance  with  such  direction   to  be  unlawful  or  commercially
unreasonable in any applicable jurisdiction.

      THE FOREGOING INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

      provided only that Agent shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

      16.13.AGENT MAY FILE PROOFS OF CLAIM.

            (a)   In  case of the pendency  of  any  receivership,  insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to any Borrower or any of its Subsidiaries, Agent (irrespective of whether the principal of any Advance, or Obligations with respect to the Credit Instruments shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

                  (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, or Obligations in respect of the Credit Instruments and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Group (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Group and their respective agents and counsel and all other amounts due the Lender Group under Sections 2.10, 2.11 and 11.3) allowed in such proceeding or under any such assignment; and

                  (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

            (b)   Any  custodian,  receiver,  assignee,   trustee,  liquidator,
      sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, nevertheless to pay to Agent
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      any amount due for the  reasonable  compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.10, 2.11 and 11.3.

            (c) Nothing contained herein shall authorize Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.

      16.14.WITHHOLDING TAXES.

            (a) If any Lender is a "foreign person" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower:

                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iii) if  such  Lender claims that interest paid  under  this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
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            (b)   If  any  Lender  claims  exemption  from,  or  reduction  of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

            (e) All payments made by Borrowers hereunder or under any Note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement
      or  under  any  Note,  including  any  amount  paid   pursuant   to  this
      Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such
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      amounts  payable  to  Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. After a Lender learns of the imposition of Taxes, such Lender will act in good faith to promptly notify Borrowers of their obligations hereunder. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes are due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

            (f) If Borrowers are required to indemnify or pay additional amounts to or for the account of any Lender pursuant to this Section 16.14, then, such Lender may take action so long as such action is not unlawful or impractical for such Lender and such action (i) will avoid the need for, or reduce the amount of, any such additional payment by Borrowers, and (ii) will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

      16.15.COLLATERAL MATTERS.

            (a) Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to
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      exercise  at all or in any particular manner or under any duty  of  care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      16.16.RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

            (a) Each Lender agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      16.17.AGENCY FOR PERFECTION.   Agent hereby appoints each other member of
the Lender Group as its agent (and each other member of the Lender Group hereby accepts such appointment) for the purpose of perfecting Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by
possession  or  control.   Should  any  other member of the Lender Group obtain
possession or control of any such Collateral, such other member of the Lender Group shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.
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      16.18.PAYMENTS BY AGENT TO LENDERS.  All payments to be made by Agent  to
Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent or Canadian Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

      16.19.CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all Lenders.

      16.20.FIELD  AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS
BY LENDERS; OTHER REPORTS  AND  INFORMATION.   By  becoming  a  party  to  this
Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

            (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and
      (ii) shall not be liable for any information contained in any Report,

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

            (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and
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      any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

            In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent or Canadian Agent (as the case may be) that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent or Canadian Agent (as the case may be) is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent or Canadian Agent (as the case may be) to exercise such right as specified in such Lender's notice to Agent or Canadian Agent (as the case may be), whereupon Agent or Canadian Agent (as the case may be) promptly shall request of Administrative Borrower or Bombay Canada (as the case may be) the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower or Bombay Canada (as the case may be), Agent or Canadian Agent (as the case may be) promptly shall provide a copy of same to such Lender, and (z) any time that Agent or Canadian Agent (as the case may be) renders to Administrative Borrower or Bombay Canada (as the case may be) a statement regarding the applicable Loan Account, Agent or Canadian Agent (as the case may be) shall send a copy of such statement to each Lender.

      16.21.SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      16.22.LEGAL REPRESENTATION OF AGENT. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration,
amendments,  modifications,   waivers,  or  enforcement  of  remedies,  Bingham
McCutchen LLP ("Bingham") only has represented and only shall represent WFRF in
its capacity as Agent and as a  Lender.   Each other Lender hereby acknowledges
that Bingham does not represent it in connection with any such matters.
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      16.23.QUEBEC, CANADA - POWER OF ATTORNEY.  Without limiting the powers of the Agent hereunder or under any other Loan Document and to the extent applicable, each of the Lenders hereby acknowledges that the Agent (or a collateral agent designated by the Agent) shall, for the purposes of holding any security granted by Bombay Canada on the property of Bombay Canada pursuant to the laws of the Province of Quebec, be the holder of an irrevocable power of attorney (fond{e'} de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Lenders and in particular for all present and future holders of any bond issued by Bombay Canada to the Agent and secured by a hypothec granted by Bombay Canada pursuant to the laws of the Province of Quebec. Each of the Lenders hereby irrevocably constitutes, to the extent necessary, the Agent (or such designated collateral agent) as the holder of such irrevocable power of attorney (fond{e'} de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by Bombay Canada in the Province of Quebec. Each Assignee shall be deemed to have confirmed and ratified the constitution of the Agent as the holder of such irrevocable power of attorney (fond{e'} de pouvoir) by execution of the relevant Assignment and Acceptance. Notwithstanding the provisions of Section 32 of An Act respecting the Special Powers of Legal Persons (Quebec), Bombay Canada and the Lenders irrevocably agree that the Agent may acquire and be the holder of any bond issued by Bombay Canada and secured by a hypothec granted by Bombay Canada pursuant to the laws of the Province of Quebec at any time and
from  time  to  time.    Bombay  Canada hereby acknowledges that any such  bond
constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

17.   GENERAL PROVISIONS.

      17.1. EFFECTIVENESS.   This  Agreement  shall   be   binding  and  deemed
effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

      17.2. SECTION HEADINGS.  Headings and numbers have been  set forth herein
for  convenience  only.   Unless  the  contrary  is  compelled  by the context,
everything contained in each Section applies equally to this entire Agreement.

      17.3. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      17.5. AMENDMENTS IN WRITING.   This  Agreement  only  can be amended by a
writing in accordance with Section 15.1.

      17.6. COUNTERPARTS;  TELEFACSIMILE  EXECUTION.   This  Agreement  may  be
executed  in  any number of counterparts and by different parties  on  separate
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counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original
executed  counterpart  of  this  Agreement.   Any  party delivering an executed
counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding
effect  of  this  Agreement.   The  foregoing  shall  apply  to each other Loan
Document mutatis mutandis.

      17.7. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.8. CONFIDENTIALITY. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and Lenders in a confidential manner, and shall not be disclosed by Agent and Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group who are advised about the confidentiality of such information, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this
Section 17.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation (with prompt notice to Administrative Borrower so that Borrowers may seek a protective order or other appropriate remedy and/or waive Agent's or any Lender's compliance with the provisions of this Section 17.8), (d) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process (with prompt notice to Administrative Borrower so that Borrowers may seek a protective order or other appropriate remedy and/or waive Agent's or any Lender's compliance with the provisions of this Section 17.8), (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by or on behalf of Agent or Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective
assignee,   purchaser,    prospective   purchaser,   participant,   prospective
participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and
(g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims
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related to the rights or  duties  of  such  parties under this Agreement or the other Loan Documents; provided that the disclosing party shall use its best efforts to ensure that such documents are filed under seal. The provisions of this Section 17.8 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not
apply   to  the  federal  tax  structure  or  federal  tax  treatment  of  such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and
tax  treatment).   The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

      17.9. INTEGRATION. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      17.10.PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another
Borrower has been appointed  Administrative  Borrower.   Each  Borrower  hereby
irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Credit Instruments obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Credit Instruments and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of
Borrowers  as  herein  provided,  (b)  the  Lender  Group's  relying   on   any
instructions  of  the Administrative Borrower, or (c) any other action taken by
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the Lender Group hereunder  or  under  the  other  Loan  Documents, except that
Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

      17.10.A USA PATRIOT ACT. Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain verify and record information that identified Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Agent, as applicable, to identify Borrowers in accordance with the Act.

                          [Signature page to follow.]
















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      IN WITNESS WHEREOF, the parties hereto  have  caused this Agreement to be executed and delivered as of the date first above written.



                                    THE BOMBAY COMPANY, INC.


                                    By:     /S/ ELAINE D. CROWLEY
                                    Title:  SVP, CFO & Treasurer


                                    BBA HOLDINGS, INC.




                                    By:     /S/ BEVERLY K. STOOKEY
                                    Title:  President


                                    BAILEY STREET TRADING COMPANY


                                    By:     /S/ ELAINE D. CROWLEY
                                    Title:  Vice President



                                    BOMBAY INTERNATIONAL, INC.


                                    By:     /S/ ELAINE D. CROWLEY
                                    Title:  Vice President


                                    THE BOMBAY FURNITURE COMPANY OF CANADA INC.


                                    By:     /S/ ELAINE D. CROWLEY
                                    Title:  Vice President

                                    WELLS FARGO RETAIL FINANCE, LLC, as Agent and as a U.S. Lender,


                                    By:     /S/ LYNN S. WHITMORE
                                    Title:  Vice President

                                    TRANS   CANADA   CREDIT   CORPORATION,   as
                                    Canadian Agent and as Canadian Lender




                                    By:     /S/ STEVE OWENSON
                                    Title:  Treasurer














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